Exhibit 10.44


                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                         PSAF ACQUISITION PARTNERS, L.P.


                                     BETWEEN


                             PS TEXAS HOLDINGS, LTD.


                                       AND


                                [LIMITED PARTNER]



                          DATED AS OF DECEMBER 18, 2003



               Exhibits to this Agreement will be furnished to the
                Securities and Exchange Commission upon request.


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                                TABLE OF CONTENTS

                                                                            Page



1.  Formation; Purposes; Term.................................................1

    1.1    Formation..........................................................1

    1.2    Name...............................................................1

    1.3    Purposes and Powers................................................1

    1.4    Principal Executive Office.........................................2

    1.5    Term...............................................................2

    1.6    Filings; Agent for Service of Process..............................2

    1.7    Other Activities...................................................2

    1.8    Definitions........................................................3

2.  Partners; Capital Contributions...........................................13

    2.1    Partners...........................................................13

    2.2    Capital Contributions..............................................13

    2.3    Extent of Liability................................................15

    2.4    Other Matters......................................................16

3.  Allocations...............................................................16

    3.1    Profits............................................................16

    3.2    Losses.............................................................17

    3.3    Certain Special Allocations........................................17

    3.4    Gain from Sale.....................................................17

    3.5    Regulatory Special Allocations.....................................18

    3.6    Other Allocations Rules............................................20

    3.7    Tax Allocations: Code Section 704(c)...............................21

4.  Distributions.............................................................21

    4.1    Operating Cash.....................................................21

    4.2    Capital Proceeds...................................................22

    4.3    Amounts Withheld...................................................23

5.  Management................................................................23

    5.1    Managing Partner; Standard of Care.................................23

    5.2    Authority of Managing Partner......................................24

    5.3    Limitations on Rights and Powers...................................24

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    5.4    Project Acquisition................................................25

    5.5    Compensation and Reimbursement.....................................28

    5.6    Hazardous Materials................................................29

6.  Action by Partners; Investment Committee..................................30

    6.1    Action by Partners.................................................30

    6.2    Investment Committee...............................................30

7.  Books and Records; Fiscal Matters.........................................32

    7.1    Books and Records..................................................32

    7.2    Reports............................................................32

    7.3    Tax Information....................................................33

    7.4    Fiscal Year........................................................33

    7.5    Tax Matters Partner................................................33

    7.6    Tax Elections Made by Managing Partner.............................33

    7.7    Taxation as a Partnership..........................................33

    7.8    Avoidance of Unrelated Business Taxable Income.....................33

8.  Transfer of Interests.....................................................34

    8.1    Transfer of Interest of General Partner............................34

    8.2    Transfer of Interest of Limited Partner............................34

    8.3    Prohibited Transfers...............................................35

    8.4    Representations; Legend............................................35

    8.5    Distributions and Allocations in Respect to Transferred Interests..36

    8.6    Right to Transfer to Affiliates....................................36

9.  Options to Purchase.......................................................37

    9.1    General Partner's Option to Purchase...............................37

    9.2    Consideration......................................................37

    9.3    Determination of Net Equity........................................37

    9.4    Determination of Fair Market Value.................................37

    9.5    Closing............................................................39

    9.6    Limited Partner's Option to Purchase...............................39

10. Dissolution and Winding up................................................39

    10.1   Liquidating Events.................................................39

    10.2   Winding Up.........................................................40

    10.3   Shortfall..........................................................41

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    10.4   Compliance with Timing Requirements of Regulations.................41

    10.5   Rights of Partners.................................................41

11. Indemnification...........................................................41

    11.1   Indemnification....................................................41

    11.2   Expenses...........................................................42

    11.3   Indemnification Rights Nonexclusive................................42

    11.4   Errors and Omissions Insurance.....................................42

    11.5   Assets of the Partnership..........................................42

12. Defaulting Event Remedies.................................................42

    12.1   Election to Purchase Defaulting Partner's Interest.................42

    12.2   Purchase Price of Defaulting Partner's Interest....................43

    12.3   Remedies Nonexclusive..............................................43

13. Representations and Warranties............................................44

    13.1   Representations and Warranties of the General Partner..............44

    13.2   Representations and Warranties of the Limited Partner..............45

    13.3   Agreements of the General Partner..................................45

14. Miscellaneous.............................................................46

    14.1   Notices............................................................46

    14.2   Binding Effect.....................................................48

    14.3   Construction.......................................................48

    14.4   Time...............................................................48

    14.5   Headings...........................................................48

    14.6   Severability.......................................................48

    14.7   Incorporation by Reference.........................................48

    14.8   Further Action.....................................................48

    14.9   Variation of Pronouns..............................................48

    14.10  Governing Law......................................................49

    14.11  Waiver of Action for Partition.....................................49

    14.12  Counterparts.......................................................49

    14.13  Sole and Absolute Discretion.......................................49

    14.14  Entire Agreement...................................................49

    14.15  Attorneys' Fees....................................................49

    14.16  Third Parties......................................................49

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    14.17  Waiver.............................................................49

    14.18  Amendment and Modification.........................................49

    14.19  Dispute Resolution.................................................49

    14.20  Confidentiality....................................................50

    14.21  Guarantees.........................................................51

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                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                         PSAF ACQUISITION PARTNERS, L.P.


         This LIMITED PARTNERSHIP AGREEMENT OF PSAF ACQUISITION PARTNERS, L.P. is entered into as of December 18, 2003, and shall be effective as of January 1, 2004 (the "Effective Date"), by and between PS TEXAS HOLDINGS, Ltd., a Texas limited partnership, as the General Partner, and [LIMITED PARTNER], pursuant to the provisions of the Act.

         WHEREAS, the General Partner and the Limited Partner propose to form a limited partnership to pursue the acquisition and ownership of a number of well-located self-storage facilities in the United States for income and capital appreciation;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Partners hereby covenant and agree among themselves as follows:

      1. FORMATION; PURPOSES; TERM

         1.1 Formation. The Partners hereby form the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.

         1.2 Name. The name of the Partnership shall be PSAF Acquisition Partners, L.P. and all business of the Partnership shall be conducted in such name or in the name "Public Storage."

         1.3 Purposes and Powers.

            (a) The Partnership is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, directly and indirectly, acquiring, owning, renovating, leasing and otherwise operating and dealing with, and selling or otherwise disposing of, the Projects as self-storage facilities, and conducting any and all activities as may be necessary or incidental to the foregoing.

            (b) The Partnership is empowered to do any and all things necessary, appropriate or convenient for the furtherance and accomplishment of its purposes, and for the protection and benefit of the Partnership and its Property, including but not limited to the following:

            (i) Entering into and performing contracts of any kind;

            (ii)  Acquiring,   renovating,   operating,   maintaining,   owning,
         transferring, renting, leasing, selling or otherwise disposing of any property, real, personal or mixed;

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            (iii)  Applying for and obtaining  governmental  authorizations  and approvals; and

            (iv) Bringing and defending actions at law or in equity.

            (c) Except as otherwise provided in this Agreement, the Partnership shall not engage in any other activity or business. No Partner shall have any authority to hold itself out as a general agent of another Partner in any other business or activity.

         1.4 Principal Executive Office. The principal executive office of the Partnership shall be at 701 Western Avenue, Glendale, California 91201-2349. The principal executive office may be changed from time to time by the General Partner.

         1.5 Term. The term of the existence of the Partnership shall commence on the Effective Date and shall continue until the winding up and liquidation of the Partnership and its business is completed following a Liquidating Event, as provided in Section 10.

         1.6 Filings; Agent for Service of Process.

            (a) The General Partner has caused a Certificate of Limited Partnership on Form LP-1 to be filed with the California Secretary of State in accordance with the Act. The Partnership shall take any and all actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of the State of California and under the laws of any other states or jurisdictions in which the Partnership engages in business.

            (b) To the extent required pursuant to the Act or the applicable laws of any other state or jurisdiction, the name and address of the agent for service of process shall be Harvey Lenkin, 701 Western Avenue, Glendale, California 91201-2349, or any successor as appointed by the General Partner.

            (c) Upon the dissolution of the Partnership, the Partnership shall promptly execute and cause to be filed any necessary certificates of dissolution and cancellation in accordance with the Act and the applicable laws of any other state or jurisdiction in which the Partnership has engaged in business.

         1.7 Other Activities.

            (a) The Limited Partner acknowledges that the PSA Affiliates are engaged in the business, directly and indirectly, of acquiring, owning, renovating, developing, leasing, managing and operating self-storage facilities. The Limited Partner understands that the PSA Affiliates may be involved, directly or indirectly, in various other projects and businesses not included in the Partnership. The Partners hereby agree that the creation of the Partnership and involvement herein by each of the Partners shall not prejudice their rights (or the rights of their Affiliates) to have such other interests and activities and to enjoy profits or other benefits therefrom, and each Partner waives any rights it might otherwise have to share or participate in such other interests or activities of the other Partners or their Affiliates. Except as otherwise provided in this Agreement, the Partners and their Affiliates may engage in or possess any interest in any

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other  business  venture of any  nature or  description,  independently  or with others, including without limitation, the acquisition, ownership, development, leasing, managing and operation of self-storage facilities or other real property, and neither the Partnership nor any Partner shall have any right by virtue of this Agreement in and to such venture or the income or profits derived therefrom.

            (b) Notwithstanding the provisions of Section 1.7(a) above, so long as the General Partner is required to afford the Partnership the first right to acquire and own a Qualifying Project pursuant to Section 6.2, no PSA Affiliate (other than a Hughes Affiliate) shall acquire a Qualifying Project without complying with the provisions of Section 6.2.

         1.8 Definitions. Capitalized words and phrases used in this Agreement have the meanings set forth in this Section 1.8 or elsewhere in this Agreement:

            (a) "Act" means the California Revised Limited Partnership Act as set forth in Title 2 (commencing with Section 15611) of the Corporations Code of the State of California, as amended from time to time (or any corresponding provisions of succeeding law), provided that the substantive rights of the Partners under this Agreement shall not be adversely affected by any such amendment.

            (b) "Acquisition Costs" means the third party costs incurred by the Partnership or any PSA Affiliate to acquire a Qualifying Project which has been approved for acquisition by the Investment Committee in accordance with Section
5.4 (regardless of whether such Qualifying Project is actually acquired by the Partnership), including any and all third party costs of closing such acquisition (e.g., transfer tax, title insurance, escrow charges, recording fees, legal fees, commissions, brokerage, finders' or similar fees and other charges of third party vendors incurred in connection with the evaluation, negotiation and closing of a Project) and any and all rebranding costs (e.g., changing signs, painting); provided, however that such costs shall not exceed the amounts set forth on the Acquisition Pro-Forma Budget; and provided further that, such costs shall not include costs attributable to properties considered for acquisition by the Partnership but not approved for acquisition by the Investment Committee in accordance with Section 5.4. Acquisition Costs shall include a reserve established by the General Partner, as set forth in the Acquisition Pro-Forma Budget, to pay for the (1) deferred maintenance, if any, of a Project and (2) costs, if any, of initial operations and lease up until a Project has achieved three consecutive months of positive Net Operating Income.

            (c) "Acquisition Period" means the period commencing on the Effective Date and continuing until the earlier to occur of (i) the date which is nine months after the Effective Date or (ii) the date on which the Partnership has acquired or committed to acquire Projects that require or would require total Capital Contributions from Partners in excess of $125,000,000.

            (d) "Acquisition Pro-Forma Budget" means the pro-forma budget in the form attached as Exhibit F, prepared by the General Partner and approved by the Investment Committee as set forth in Section 5.4(a). The Acquisition Pro-Forma Budget shall identify with specificity the nature, amount and payee of all payments proposed to be made to PSA Affiliates for Acquisition Costs.

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


            (e) "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

            (i) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

            (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

            (f) "Adjusted Capital Contributions" means, as of any day with respect to a Partner, such Person's Capital Contributions, adjusted as follows:

            (i) Increased by the amount of any Partnership liabilities which, in connection with distributions to such Person pursuant to Sections 4.1, 4.2, and 10.2(c), are assumed by such Person or are secured by any Property distributed to such Person; and

            (ii) Reduced by the amount of cash and the Gross Asset Value of any Property distributed to such Person pursuant to Sections 2.2(d), 4.2(b), 4.2(d) and 10.2(c) and the amount of any liabilities of such Person assumed by the Partnership or which are secured by any Property contributed by such Person to the Partnership.

In the event such Person Transfers all or any portion of its Interest in accordance with the terms of this Agreement, its transferee shall succeed to its Adjusted Capital Contribution to the extent it relates to the transferred Interest.

            (g) "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling 10% or more of the outstanding voting interests of such Person, (iii) any officer, director or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee or holder of 10% or more of the voting interests of any Person described in clauses (i) through (iii) of this sentence.

            (h) "Agreement" means this Limited Partnership Agreement of PSAF Acquisition Partners, L.P. and the exhibits hereto, as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

            (i) "Appraiser" means a disinterested entity that is experienced in valuing real estate portfolios and (a) is a M.A.I. appraiser that is a member of the American Institute of Real Estate Appraisers, any organization successor

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thereto, or other nationally recognized  organization of real estate appraisers, with at least  five  years'  experience  in the  case of the  First  and  Second
Appraisers and ten years' experience in the case of the Third Appraiser in conducting appraisals in the commercial real estate industry, and is qualified and experienced in appraising self-storage facilities similar to the Property, or (b) that works in conjunction with another disinterested entity with the qualifications described in (a) and both such entities sign the report. "First Appraiser," "Second Appraiser" and "Third Appraiser" shall have the meanings set forth in Section 9.4.

            (j) "Appraised Value" means the amount that a third party buyer would reasonably be expected to pay for all of the Property, on a portfolio basis, in a cash purchase, taking into account the current condition, use and zoning of the Property, net of a provision for all normal costs of sale, including a real estate commission at prevailing rates.

            (k) "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the United States Government shall not be regarded as a Business Day.

            (l) "Business Plans" means the "Initial Business Plan" attached hereto as Exhibit G and "Annual Business Plans" in the form attached hereto as Exhibit H.

            (m) "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Person in accordance with the following provisions:

            (i) To each Person's Capital Account there shall be credited such Person's Capital Contributions, such Person's distributive share of Profits under Section 3.1 and any items in the nature of income or gain that are specially allocated pursuant to Sections 3.4 or 3.5, and the amount of any Partnership liabilities assumed by such Person or that are secured by any Property distributed to such Person.

            (ii) To each Person's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Property distributed to such Person pursuant to Sections 2.2(d), 4.1, 4.2, 4.3 and 10.2, such Person's distributive share of Losses under Section 3.2 and any items in the nature of expenses or losses that are specially allocated pursuant to Sections 3.3 or 3.5, and the amount of any liabilities of such Person assumed by the Partnership or that are secured by any property contributed by such Person to the Partnership.

            (iii) In the event any Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

            (iv) In determining the amount of any liabilities for purposes of the definitions of "Adjusted Capital Contributions" and "Capital Accounts," there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

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

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Partnership or the Partners), are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Section 10 upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

            (n) "Capital Contributions" means, with respect to any Partner, the amount of money and the Gross Asset Value at the time of contribution of any property (other than money) contributed to the Partnership with respect to the interest in the Partnership held by such Partner.

            (o) "Capital Proceeds" means the gross cash proceeds of sales and financings of the Partnership's Properties, less the portion thereof used to pay or establish reserves for all Partnership expenses, any debt payments, capital improvements and other costs of renovations, replacements and contingencies, all as determined in accordance with the terms hereof.

            (p) "Capital Reserve" means a reserve for capital expenditures of 2.3% of annual gross revenue.

            (q) "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

            (r) "Defaulting Event" means (i) a Partner's withdrawal as a Partner from the Partnership in breach of Section 2.4(a), (ii) the Transfer by a Partner of all or any part of its Interest in the Partnership (or such Partner's right to receive distributions) in breach of Section 8, (iii) a Partner's failure to make one or more capital contributions pursuant to Section 2.2 which in the aggregate exceed $100,000, which failure continues ten Business Days after written demand by the General Partner or any Partner; (iv) the General Partner taking any unilateral action which requires the unanimous consent of the Partners without first securing such consent in accordance with the terms hereof and (v) a violation of Section 1.7(b) or Section 13.3 (to the extent the circumstances giving rise to such violation are within the control of the General Partner or a PSA Affiliate), provided, however, that in the case of (iv) or (v) the action taken would prejudice the Limited Partner in a materially adverse manner and such default or prejudice is not cured or eliminated or in the process of being cured or eliminated in good faith within ten days after giving of notice by the Limited Partner to the General Partner specifying the nature of such default.

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            (s)  "Defaulting  Partner"  means a Partner  with respect to which a
Defaulting Event occurs.

            (t) "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

            (u) "Fair Market Value" shall have the meaning set forth in Section 9.4.

            (v) "Fiscal Year" shall have the meaning set forth in Section 7.4.

            (w) "Gain from Sale" shall mean any gain recognized for federal income tax purposes from the sale or other disposition of the Partnership's assets computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value.

            (x) "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

            (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the Partners (as described below the Partners have agreed that the gross fair market value of Projects contributed by the General Partner to the Partnership at the time of contribution will be based on the cost of those Projects as set forth in Section 2.2);

            (ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Partners, as of the following times: (A) the acquisition of an additional Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Partnership to a Partner of more than a de minimis amount of Property as consideration for an Interest; and (C) the liquidation of the Partnership within the meaning of Regulations
         Section 1.704-1(b)(2)(ii)(g); provided, however that the adjustments pursuant to clauses (A) and (B) above shall be made only if the Partners reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

            (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

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            (iv) The Gross Asset Values of Partnership assets shall be increased
         (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in
         determining   Capital   Accounts   pursuant   to   Regulation   Section
         1.704-1(b)(2)(iv)(m)   and  Sections  1.8(uu)  and  3.5(g);   provided,
         however, that Gross Asset Values shall not be adjusted pursuant to this
         Section 1.8(x)(iv) to the extent the Partners determine that an adjustment pursuant to Section 1.8(x)(ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.8(x)(iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to
Section 1.8(x)(i), 1.8(x)(ii) or 1.8(x)(iv), such Gross Asset Value shall thereafter be adjusted by Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

            (y) "Hazardous Materials" means any toxic, reactive, corrosive, ignitable or flammable chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, that is regulated by any federal or state law or regulation.

            (z) "Hazardous Materials Claims" shall have the meaning set forth in
Section 5.6.

            (aa) "Hazardous Materials Laws" means all federal, state or local laws or regulations which regulate or relate to the use, treatment, storage, transportation, generation, handling or disposal of, or emission, discharge or other release or threatened release of, any Hazardous Materials.

            (bb) "Hughes Affiliate" shall mean: (x) B. Wayne Hughes or (y) members of his immediate family or (z) any of their Affiliates, other than PSA and other PSA Affiliates.

            (cc) "Indemnitee" shall have the meaning set forth in Section 11.1.

            (dd) "Interest" means an interest, whether as a general partner or limited partner, in the Partnership representing the rights and obligations under the Agreement of the Partner who holds such Interest.

            (ee)  "Investment  Committee"  shall have the  meaning  set forth in
Section 6.2(a).

            (ff) "Liquidating Event" shall have the meaning set forth in Section 10.1.

            (gg) "Minimum Gain" has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

            (hh) "Net Equity" of a Partner's Interest as of a specified date means the amount that would be distributed to such Partner in liquidation of the Partnership pursuant to Sections 10.2 and 10.3 as of that date if (1) all of the Partnership's Property were sold for its Fair Market Value, (2) the Partnership paid its accrued, but unpaid, liabilities, and established reserves pursuant to this Agreement for the payment of reasonably anticipated contingent or unknown liabilities, and (3) the Partnership distributed the remaining proceeds to the Partners in liquidation.

            (ii) "Net Operating Income" means all income from a Project or Projects, as the case may be, less the costs of operations, including property management fees and a Capital Reserve. Net Operating Income shall be computed on an accrual basis consistent with PSA Affiliates' prior practice. Net Operating Income will not be reduced by depreciation, amortization, cost recovery deductions or similar non-cash allowances.

            (jj)  "Nonrecourse  Deductions"  shall have the meaning set forth in
Section 1.704-2(b)(1) of the Regulations.

            (kk)  "Nonrecourse  Liability"  shall have the  meaning set forth in
Section 1.704-2(b)(3) of the Regulations.

            (ll) "Operating Cash" means the gross cash proceeds of the Partnership from all operating sources (not including amounts taken into account in determining Capital Proceeds) less the portion thereof used to establish reserves for, or pay (except to the extent paid from reserves previously deducted from Operating Cash), any debt payments, all Partnership expenses, capital improvements and other costs of renovations, replacements and contingencies, all as determined by the Partners. "Operating Cash" shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.

            (mm) "Partner  Nonrecourse Debt" shall have the meaning set forth in
Section 1.704-2(b)(4) of the Regulations.

            (nn) "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

            (oo) "Partner Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

            (pp) "Partners" means the General Partner and the Limited Partner, collectively, and reference to a "Partner" shall be to any one of the Partners. The "General Partner" and "Limited Partner" are as set forth in Section 2.1.

            (qq) "Partnership" means the limited partnership formed pursuant to this Agreement.

            (rr) "Person" means any individual, partnership, corporation, trust or other entity.

            (ss) "Percentage Interest" means, subject to the provisions of the next sentence, with respect to the Limited Partner, 70%, and with respect to the General Partner, 30%. In the event any Interest is transferred in accordance with the provisions of this Agreement, the transferee of such Interest shall succeed to the Percentage Interest of its transferor to the extent it relates to the transferred Interest.

            (tt) "Priority Return" means, as to each Partner, a cumulative return on (i) that Partner's Adjusted Capital Contributions and (ii) accrued and unpaid Priority Returns, computed using monthly compounding at a monthly rate of one twelfth of 8%, provided that, in the case of the General Partner, any Capital Contribution made pursuant to Sections 2.2(a)(v) and 10.3 shall not be taken into account in computing the General Partner's Priority Return.

            (uu) "Profits" and "Losses" means, for each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

            (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.8(uu) shall be added to such taxable income or loss;

            (ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this
         Section 1.8(uu) shall be subtracted from such taxable income or loss;

            (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.8(x)(ii) or Section 1.8(x)(iii), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

            (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

            (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with Section 1.8(t);

            (vi) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section
         743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

            (vii) Notwithstanding any other provision of this Section 1.8(uu), any items which are specially allocated pursuant to Sections 3.3, 3.4 or 3.5 (including Depreciation, deductions attributable to "guaranteed payments" and Gain from Sale) shall not be taken into account in computing Profits or Losses.

The amounts of the items of Partnership income, gain, loss or deduction available to be specifically allocated pursuant to Sections 3.3, 3.4 and 3.5 shall be determined by applying rules analogous to those set forth in Sections 1.8(x)(i) through 1.8(x)(vi) above.

            (vv) "Projects" means the Qualifying Projects which have been acquired by the Partnership pursuant to Section 5.4.

            (ww) "Property" means all real, personal and other property or assets acquired by the Partnership, and shall include the Projects and both tangible and intangible property.

            (xx) "PSA" means Public Storage, Inc., a California corporation.

            (yy) "PSA Affiliate" means PSA and/or any Affiliate of PSA (other than the Partnership). The General Partner shall be responsible for all activities performed hereunder by PSA Affiliates.

            (zz) "PSA Affiliates Operating Costs" means that portion of (i) compensation and other personnel costs incurred by PSA Affiliates in the employment of their employees and (ii) all other overhead and general and administrative costs of all PSA Affiliates, which, in either case, is reasonably allocable to the performance of services referred to in Section 5.4 with respect to Qualifying Projects; provided, however, that with respect to any Qualifying Project, such costs shall not exceed the amounts set forth on the Acquisition Pro-Forma Budget for such Qualifying Project. "PSA Affiliates Operating Costs" shall include any costs which are reasonably allocable to Qualifying Projects which are approved for acquisition by the Partnership, but not actually acquired; provided, however, that "PSA Affiliates Operating Costs" shall not include, and the Partnership shall not, under any circumstances, be responsible for, any costs attributable to properties considered for acquisition by the Partnership but not approved for acquisition.

            (aaa) "Purchase  Notice" shall have the meaning set forth in Section
9.1 with respect to the "General Partner Purchase Notice" and Section 9.6 with respect to the "Limited Partner Purchase Notice."

            (bbb)  "Purchase  Notice  Date"  shall have the meaning set forth in
Section 9.1.

            (ccc) "Qualifying Project" means any real estate acquisition project located in the United States of which 90% or more of the net rentable square footage will consist of self-storage facilities and no part of the project would generate for the Limited Partner more than a de minimis amount of unrelated business taxable income under Section 511 of the Code (the Partners acknowledge that the latter requirement will exclude projects involving containerized, portable self-storage activities). A Qualifying Project shall not include (1)
the acquisition of a self-storage facility owned by a PSA Affiliate on the Effective Date, or the renovation, expansion or replacement (i.e. tear-down and rebuild) of a self-storage facility owned by a PSA Affiliate, (2) a real estate development project, including the conversion of other types of improvements into self-storage, (3) a real estate project that requires significant expansion or renovation, the costs of which are estimated by the General Partner to be in excess of 10% of the Acquisition Costs of the Project, (4) a real estate project proposed to be acquired by any PSA Affiliate in a merger or similar transaction or in a transaction in which the prospective seller will not accept all cash,
(5) the acquisition of less than 100% of the ownership interests in a partnership or other entity that owns self-storage facilities, (6) a portfolio of self-storage facilities with a purchase price that exceeds (A) $125,000,000 less (B) the aggregate amount of Capital Contributions contributed or committed to the Partnership for other Qualifying Projects, (7) a real estate project that is encumbered by debt that cannot be prepaid or that may only be prepaid with a prepayment penalty that, if paid, would cause the Yield of the project to be less than 8% or (8) a real estate project the acquisition of which is under consideration by [XYZ Company] or any of its controlled Affiliates or any of their respective clients or funds (solely to the extent such client or fund is being advised with respect to the acquisition of such real estate project by [XYZ Company] or its controlled Affiliates; the Limited Partner will use its reasonable best efforts to cause [XYZ Company] to notify the General Partner of its involvement with any such project at the time at which a project is formally submitted to [XYZ Company] by or on behalf of such a client or fund).

            (ddd) "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such Regulations may be amended from time to time (or any corresponding provisions of succeeding regulations).

            (eee) "Regulatory  Allocations"  shall have the meaning set forth in
Section 3.5(h).

            (fff) "Securities Act" means the Securities Act of 1933, as amended (or any corresponding provisions of succeeding law).

            (ggg) "Shortfall" shall be determined upon the liquidation of the Partnership or upon an election by the General Partner to exercise its option to purchase all of the Interest of the Limited Partner pursuant to Section 9.1, by first calculating the monthly internal rate of return, using monthly compounding, earned with respect to the Limited Partner's contributions to the Partnership, taking into account all distributions previously received, or to be received in the liquidation or sale pursuant to the option, including amounts received as guaranteed payments, without regard to whether a Shortfall exists (that rate of return shall be the "Realized Rate of Return").

If the Realized Rate of Return is equal to or in excess of one twelfth of 8.5%, the Shortfall shall be zero. If the Realized Rate of Return is less than one twelfth of 8.5%, but more than or equal to one twelfth of 6.5%, the Shortfall shall be the amount that, when added to the distribution of Capital Proceeds or to the Net Equity, would increase the Realized Rate of Return to equal one twelfth of 8.5%. If the Realized Rate of Return is less than one twelfth of 6.5%, the Shortfall shall be the amount that, when added to the distribution of Capital Proceeds or to the Net Equity, would increase the calculated Realized Rate of Return by one twelfth of 2.0%. The calculations set forth in Exhibit I illustrate how the Shortfall is to be calculated.

            (hhh) "Transfer" means, as a noun, any voluntary or involuntary transfer, sale, assignment, pledge, hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, assign, pledge, hypothecate or otherwise dispose of.

            (iii) "Working Capital" means the sum of the initial contributions made under Sections 2.2(a)(i) and 2.2(b)(i), as may be increased, reduced, or replenished from time to time, the outstanding balance of which shall at all times be invested in instruments backed by the United States Government.

            (jjj) "Yield" means the Net Operating Income of a Qualifying Project or Qualifying Projects for the most recently available twelve-month period (or in the case of a Qualifying Project which has not yet obtained stabilization, the reasonably projected annual income for the one-year period commencing on the first anniversary of the acquisition of such Qualifying Project by the Partnership) divided by its or their total cost, as determined in accordance with the financial criteria and employing the same underwriting criteria and methodology used in generating the yields as pursuant to Exhibit F (Pro Forma Acquisition Budgets).

      2. PARTNERS; CAPITAL CONTRIBUTIONS

         2.1 Partners. The names and initial addresses of the Partners are as follows:

                           General Partner:

                                    PS Texas Holdings, Ltd.
                                    c/o Public Storage, Inc.
                                    701 Western Avenue
                                    Glendale, CA 91201

                           Limited Partner:

                                    [LIMITED PARTNER]
                                    address of Limited Partner

         2.2 Capital Contributions. The Capital Contributions of the Partners shall be as follows:

            (a) Subject to Section 2.2(f), the Capital Contributions of the General Partner shall be as follows:

            (i) On the Effective Date, the General Partner shall make an initial cash Capital Contribution of $300.

            (ii) From time to time, the General Partner shall contribute or cause to be contributed to the Partnership additional cash equal to 30% of the sum of the Acquisition Costs and PSA Affiliates Operating Costs (but only to the extent such PSA Affiliates Operating Costs do not exceed 1% of the cumulative sum of the Acquisition Costs incurred to that date) incurred by or on behalf of the Partnership related to each acquired Project.

            (iii) From time to time, the General Partner shall contribute or cause to be contributed to the Partnership Qualifying Projects and the General Partner's Capital Account shall be credited with the amount of the expenditures made with respect to such Qualifying Projects by PSA Affiliates (to the extent not previously reimbursed from Working Capital) for Acquisition Costs and PSA Affiliates Operating Costs (but only to the extent such PSA Affiliates Operating Costs do not exceed 1% of the cumulative sum of the Acquisition Costs incurred to that date). The parties agree that any such Capital Account credits represent the agreed fair market value of those contributed assets.

            (iv) The General Partner may, but shall not be obligated to, make Capital Contributions from time to time in order to pay any accrued but unpaid Priority Returns to the Limited Partner hereunder, which amounts will be distributed to the Limited Partner pursuant to Section 2.2(e) below.

            (v) In the circumstances described in Section 10.3 below, the General Partner shall make a contribution as set forth in Section 10.3.

            (b) Subject to Section 2.2(f), the Capital Contributions of the Limited Partner shall be as follows:

            (i) On the Effective Date, the Limited Partner shall make an initial cash Capital Contribution of $700.

            (ii) From time to time, the Limited Partner shall make additional Capital Contributions in cash equal to two and one third (2 1/3) times the amount of the Capital Contributions made by the General Partner from time to time pursuant to Section 2.2(a)(ii) above.

            (iii)  The   Limited   Partner   shall   make   additional   Capital
         Contributions in cash equal to 70% of the amount of the General Partner's Capital Contributions from time to time pursuant to Section 2.2(a)(iii) above, which amounts will be distributed to the General Partner pursuant to Section 2.2(d) below.

            (c) Any Capital Contributions required of Partners pursuant to Sections 2.2(a)(ii), 2.2(b)(ii) and 2.2(b)(iii) above shall be set forth in written notices from the General Partner to the Partners in the form attached as Exhibit K hereto. Such notices shall contain a breakdown and supporting evidence of Acquisition Costs and PSA Affiliates Operating Costs, and a breakdown by Project (with such supporting evidence as requested by the Limited Partner). Such notices shall be delivered not less than ten (10) Business Days prior to the date such Capital Contribution is required to be made. Notwithstanding anything herein to the contrary, (i) the Limited Partner's obligation to make Capital Contributions shall be limited to 70% of the aggregate amount of Acquisition Costs and PSA Affiliates Operating Costs contained in the applicable Acquisition Pro-Forma Budget and (ii) the General Partner's obligation to make Capital Contributions in respect of Acquisition Costs and PSA Affiliates Operating Costs shall be limited to 30% of the aggregate amount of Acquisition Costs and PSA Affiliates Operating Costs contained in the applicable Acquisition Pro-Forma Budget; provided, however, that clause (ii) above is not intended to
(x) modify any legal requirement that the General Partner may be generally liable for recourse obligations of the Partnership to the extent such obligations are not otherwise able to be satisfied out of the assets (including commitments that are considered assets) of the Partnership or (y) imply that the Limited Partner is obligated to reimburse or indemnify the General Partner if, notwithstanding clause (ii) above, the General Partner is obligated to make a Capital Contribution in order for the Partnership to satisfy the claims of Partnership's creditors.

            (d) Promptly following the Capital Contributions by the Limited Partner pursuant to Section 2.2(b)(iii) above, the General Partner shall cause an amount equal to such Capital Contributions to be distributed by the Partnership to the General Partner as a reduction in its Capital Contributions. The Partners acknowledge that these amounts will be treated as contributed to the Partnership and then distributed by the Partnership for purposes of this Agreement, notwithstanding that for federal income tax purposes the amounts perhaps could be recharacterized as if paid by the Limited Partner to the General Partner for an interest in the Properties which the Limited Partner then would be treated as contributing to the Partnership. Such a recharacterization, in the Partnership's circumstances, is not expected to produce materially differing consequences. (e) Promptly following any Capital Contributions by the General Partner pursuant to Sections 2.2(a)(iv) and (v) above, the General Partner shall cause an amount equal to such Capital Contributions to be distributed by the Partnership to the Limited Partner and such distributions shall be treated as deductible "guaranteed payments" for the use of capital for income tax purposes.

            (f) Notwithstanding anything herein to the contrary, except (i) to the extent set forth in the Acquisition Pro-Forma Budgets, (ii) as otherwise approved by the Investment Committee or (iii) as set forth in Sections 2.2(a)(iv) and (v), under no circumstances will the Partners be required to make any Capital Contributions after the expiration of the Acquisition Period.

         2.3 Extent of Liability. Except as otherwise provided by this Agreement or as required by applicable law:

            (a) A Partner shall not be liable for the debts, liabilities, contracts or any other obligations of the Partnership; and

            (b) A Partner shall be liable only to make the Capital Contributions provided in Section 2.2 for Qualifying Projects approved under Section 6.2(b) and shall not be required to lend any funds to the Partnership.

Performance of any one or more of the acts specifically authorized for performance by the Limited Partner under this Agreement shall not in any way constitute the Limited Partner a general partner or impose any personal liability on the Limited Partner. The General Partner shall have no personal liability for the repayment of any Capital Contributions of the Limited Partner.

         2.4 Other Matters.

            (a) Except as otherwise provided in this Agreement, no Partner shall demand or receive a return of its Capital Contributions or withdraw as a Partner from the Partnership without the consent of the General Partner and the Partners. Under circumstances requiring a return of any Capital Contributions, no Partner shall have the right to receive property other than cash except as may be specifically provided herein.

            (b) No Partner shall receive any interest, salary or draw with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Partnership or otherwise in its capacity as a Partner, except as otherwise provided in this Agreement.

      3. ALLOCATIONS

         3.1 Profits. After giving effect to the special allocations set forth in Sections 3.3, 3.4 and 3.5, Profits for any Fiscal Year or other period shall be allocated to the Partners in the following order and priority:

            (a) First, to the Limited Partner until the cumulative Profits allocated pursuant to this Section 3.1(a) and Gain from Sale allocated pursuant to Section 3.4(a) for the current and all prior Fiscal Years or other periods are equal to the cumulative Priority Return accrued for the Limited Partner from the Effective Date to the end of such Fiscal Year or other period less the amount of any guaranteed payments made pursuant to Section 2.2(e);

            (b) Second, to the Limited Partner until the cumulative Profits allocated pursuant to this Section 3.1(b) and Gain from Sale allocated pursuant to Section 3.4(b) for the current and all prior Fiscal Years or other periods are equal to the cumulative Losses allocated to the Limited Partner pursuant to
Section 3.2 for all prior Fiscal Years or other periods;

            (c) Third, to the General Partner until the cumulative Profits allocated pursuant to this Section 3.1(c) and Gain from Sale allocated pursuant to Section 3.4(c) for the current and all prior Fiscal Years or other periods are equal to the cumulative Losses allocated to the General Partner pursuant to
Section 3.2 for all prior Fiscal Years or other periods;

            (d) Fourth, to the General Partner until the cumulative Profits allocated pursuant to this Section 3.1(d) for the current and all prior Fiscal Years or other periods are equal to the cumulative distributions received by the General Partner pursuant to Section 4.1(b) from the Effective Date to the end of such Fiscal Year or other period; and

            (e) Fifth, the remaining balance, if any, shall be allocated among the Partners in proportion to their Percentage Interests.

         3.2 Losses. After giving effect to the special allocations set forth in Sections 3.3, 3.4 and 3.5, Losses for any Fiscal Year or other period shall be allocated in the following order and priority:

            (a) First, to the General Partner until any additional allocation would cause the General Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year;

            (b) Second, to the Limited Partner until any additional allocation would cause the Limited Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year; and

            (c) Third, any remaining Losses to the General Partner.

         3.3 Certain Special Allocations. The following special allocations shall be made:

            (a) All Depreciation shall be specially allocated to the General Partner, except to the extent that the General Partner elects not to be allocated all or any portion of the Depreciation for any particular period, in which case the designated portion of the Depreciation will be allocated to the Limited Partner; provided, however, that the Limited Partner shall not be allocated more than 70% of the total Depreciation for any Fiscal Year.

            (b) All deductions for any guaranteed payments made to the Limited Partner pursuant to Section 2.2(e) shall be specially allocated to the General Partner.

         3.4 Gain from Sale. All Gain from Sale shall be allocated in the following order:

            (a) First, to the Limited Partner until the cumulative Gain from Sale allocated pursuant to this Section 3.4(a) and Profits allocated pursuant to
Section 3.1(a) for the current and all prior Fiscal Years or other periods are equal to the cumulative Priority Return accrued for the Limited Partner from the Effective Date to the end of such Fiscal Year or other period less the amount of any guaranteed payments made pursuant to Section 2.2(e);

            (b) Second, to the Limited Partner until the cumulative Gain from Sale allocated pursuant to this Section 3.4(b) and Profits allocated pursuant to
Section 3.1(b) for the current and all prior Fiscal Years or other periods are equal to the cumulative Losses allocated to the Limited Partner pursuant to
Section 3.2 for all prior Fiscal Years or other periods;

            (c) Third, to the Limited Partner until the cumulative Gain from Sale allocated pursuant to this Section 3.4(c) for the current and all prior Fiscal Years or other periods is equal to the cumulative Depreciation allocated to the Limited Partner pursuant to Section 3.3(a) for all prior Fiscal Years or other periods;

            (d) Fourth, to the General Partner until the cumulative Gain from Sale allocated pursuant to this Section 3.4(d) and Profits allocated pursuant to
Section 3.1(c) for the current and all prior Fiscal Years or other periods are equal to the cumulative Losses allocated to the General Partner pursuant to
Section 3.2 for all prior Fiscal Years or other periods;

            (e) Fifth, to the General Partner until the cumulative Gain from Sale allocated pursuant to this Section 3.4(e) is equal to the cumulative allocations of Depreciation and deductions for guaranteed payments made pursuant to Section 3.3(a) and (b), excluding any guaranteed payments deductions attributable to Capital Contributions made pursuant to Section 2.2(a)(v);

            (f) Sixth, to the General Partner until the cumulative Gain from Sale allocated pursuant to this Section 3.4(f) and Profits allocated pursuant to
Section 3.1(d) for the current and all prior Fiscal Years or other periods are equal to the cumulative Priority Return accrued for the General Partner from the Effective Date to the end of such Fiscal Year or other period;

            (g) Seventh, 70% to the Limited Partner and 30% to the General Partner until the cumulative Gain from Sale allocated to the Limited Partner pursuant to this Section 3.4(g) for the current and all prior Fiscal Years or other periods is equal to the cumulative distributions made (or expected by the Partners to be made) to the Limited Partner pursuant to Section 4.2(e);

            (h)  Eighth,  40% to the  Limited  Partner  and  60% to the  General
Partner until the cumulative Gain from Sale allocated to the Limited Partner pursuant to this Section 3.4(h) for the current and all prior Fiscal Years or other periods is equal to the cumulative distributions made (or expected by the Partners to be made) to the Limited Partner pursuant to Section 4.2(f);

            (i) Ninth, 10% to the Limited Partner and 90% to the General Partner until the cumulative Gain from Sale allocated to the Limited Partner pursuant to this Section 3.4(i) for the current and all prior Fiscal Years or other periods is equal to the cumulative distributions made (or expected by the Partners to be made) to the Limited Partner pursuant to Section 4.2(g); and

            (j) Finally, 100% to the General Partner.

Sections 3.4(g) - (i) shall be applied based on the assumption that all Capital Proceeds will be distributed pursuant to Section 4.2, rather than Section 10.2(c).

         3.5 Regulatory Special Allocations. The following special allocations shall be made in the following order:

            (a) Minimum Gain Chargeback. Except as provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this
Section 3, if there is a net decrease in Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Partner's share of the net decrease in Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.5(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

            (b) Partner Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3 except Section 3.5(a), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.5(b) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

            (c) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 3.5(c) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.5(c) were not in this Agreement.

            (d) Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any Partnership Fiscal Year which is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.5(d) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been tentatively made as if Section 3.5(c) and this
Section 3.5(d) were not in the Agreement.

            (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the General Partner.

            (f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

            (g) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be
taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partners to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

            (h) Curative Allocations. The allocations set forth in Sections 3.5(a) through (g) (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 3.5(h). Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner the Partners determine appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement. In exercising its discretion under this Section 3.5(h), the Partners shall take into account future Regulatory Allocations under Sections 3.5(a) and 3.5(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 3.5(e) and 3.5(f).

         3.6 Other Allocations Rules.

            (a) Except as otherwise provided, all Profits and Losses allocated to the Partners shall be allocated among them in proportion to their Percentage Interests.

            (b) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

            (c) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Profits or Losses, as the case may be, for the year.

            (d) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), any such liabilities shall be allocated solely to the General Partner, consistent with the General Partner's share of profits pursuant to Section 3.4(i).

            (e) To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the General Partner shall endeavor to treat distributions of Operating Cash as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Partner.

         3.7 Tax  Allocations:  Code Section  704(c).  In  accordance  with Code
Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.8(x)(i)).

            In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.8(x)(ii), subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

            Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section
3.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses other items or distributions pursuant to any provision of this Agreement.

      4. DISTRIBUTIONS

         4.1 Operating Cash. Except as otherwise provided in Section 10, Operating Cash, if any, shall be distributed to the Partners monthly, on the 15th day of each month or next Business Day if the 15th day is not a Business Day, for the preceding month, or at such other times as the Partners may determine. The General Partner shall provide notice to the Limited Partner of any anticipated or proposed distributions of Operating Cash, including the amount thereof, not less than five days prior to such distribution. Operating Cash shall be distributed in the following order and priority:

            (a) First, to the Limited Partner in an amount equal to the excess of (i) the aggregate Priority Return of the Limited Partner accrued from the Effective Date to the end of the calendar month immediately preceding the date of distribution pursuant to this Section 4.1(a), over (ii) the sum of all prior distributions to the Limited Partner pursuant to this Section 4.1(a) and Sections 4.1(c), 4.2(a) and 2.2(e) (including analogous distributions made pursuant to Sections 10.2 and 10.3);

            (b) Second, to the General Partner in an amount equal to the Priority Return of the General Partner accrued for the calendar month immediately preceding the date of distribution pursuant to this Section 4.1(b); and

            (c) Third, the balance, if any, to the Partners in proportion to their Percentage Interests.

         4.2 Capital Proceeds. Capital Proceeds, if any, shall be distributed to the Partners on the third Business Day after a sale or financing (if permitted under Section 5.3(c)) or at such other times as the Partners may determine in the following order and priority:

            (a) First, to the Limited Partner in an amount equal to the excess of (i) the aggregate Priority Return of the Limited Partner accrued from the Effective Date to the end of the calendar month immediately preceding the date of distribution pursuant to this Section 4.2(a), over (ii) the sum of all prior distributions to the Limited Partner pursuant to Sections 4.1(a), 4.1(c), 4.2(a) and 2.2(e) (including analogous distributions made pursuant to Sections 10.2 and 10.3);

            (b) Second, to the Limited Partner in an amount equal to the excess of (i) the Limited Partner's Capital Contributions over (ii) the sum of all prior distributions to the Limited Partner pursuant to this Section 4.2(b) (including analogous distributions made pursuant to Sections 10.2 and 10.3);

            (c) Third, to the General Partner in an amount equal to the excess of (i) the aggregate Priority Return of the General Partner accrued from the Effective Date to the end of the calendar month immediately preceding the date of distribution pursuant to this Section 4.2(c), over (ii) the sum of all prior distributions to the General Partner pursuant to Sections 4.1(b), 4.1(c) and 4.2(c) (including analogous distributions made pursuant to Section 10.2);

            (d) Fourth, to the General Partner in an amount equal to the excess of (i) the General Partner's Capital Contributions, other than pursuant to
Section 2.2(a)(v), over (ii) the sum of all prior distributions to the General Partner pursuant to Sections 4.2(d) and 2.2(d) (including analogous distributions made pursuant to Section 10.2);

            (e) Fifth, 70% to the Limited Partner and 30% to the General Partner until all amounts distributed to the Limited Partner pursuant to this Agreement (including any guaranteed payments made pursuant to Section 2.2(e)) equal the sum of the Limited Partner's Capital Contributions and the aggregate Priority Return of the Limited Partner accrued from the Effective Date to the end of the calendar month immediately preceding the date of distribution pursuant to this
Section 4.2(e), with the Priority Return for purposes of this Section 4.2(e) computed using monthly compounding at the monthly rate of one twelfth of 9%;

            (f) Sixth, 40% to the Limited Partner and 60% to the General Partner until all amounts distributed to the Limited Partner pursuant to this Agreement (including any guaranteed payments made pursuant to Section 2.2(e)) equal the sum of the Limited Partner's Capital Contributions and the aggregate Priority Return of the Limited Partner accrued from the Effective Date to the end of the calendar month immediately preceding the date of distribution pursuant to this
Section 4.2(f), with the Priority Return for purposes of this Section 4.2(f) computed using monthly compounding at the monthly rate of one twelfth of 9.5%;

            (g) Seventh, 10% to the Limited Partner and 90% to the General Partner until all amounts distributed to the Limited Partner pursuant to this Agreement (including any guaranteed payments made pursuant to Section 2.2(e)) equal the sum of the Limited Partner's Capital Contributions and the aggregate Priority Return of the Limited Partner accrued from the Effective Date to the end of the calendar month immediately preceding the date of distribution pursuant to this Section 4.2(g), with the Priority Return for purposes of this
Section 4.2(g) computed using monthly compounding at the monthly rate of one twelfth of 10%; and

            (h) Finally, 100% to the General Partner.

         4.3 Amounts Withheld. If required by applicable law, the General Partner shall cause the Partnership to withhold such amounts as may be required from any payment or distribution from the Partnership to a Partner, and the General Partner shall remit such amounts on a timely basis to the tax authority or other entity entitled to them. Any (a) amounts so withheld or (b) estimated or other payments to tax authorities with respect to any Profits or other items allocable to the Partners, shall be treated as amounts distributed to the Partners pursuant to this Section 4 for all purposes. The General Partner shall allocate any such amounts among the Partners in accordance with applicable law.

      5. MANAGEMENT

         5.1 Managing Partner; Standard of Care.

            (a) The Partnership shall be managed by the General Partner. The Limited Partner shall not participate in the management of the Partnership's business, and shall have no power to bind or act on behalf of the Partnership.

            (b) The General  Partner  agrees to discharge  its duties as general partner of the Partnership with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent Person acting in the like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The parties acknowledge that while the General Partner has agreed to abide by this standard of care as a result of its contractual agreement in this Section 5.1(b), the General Partner is not accepting and will not be subject to any fiduciary status under laws that might be applicable to those responsible for or involved with the investment, management, etc., of assets of pension plans or governmental plans, such as the Employee Retirement Income Security Act of 1974 or [law of Limited Partner's state of incorporation](and particularly any duties of loyalty or diversification imposed by those provisions), or any other similar or related law or regulatory authority of any state or other governmental authority. Notwithstanding the foregoing sentence, the General Partner acknowledges it will be subject to the fiduciary duties it owes to the Partnership under applicable California partnership law. The General Partner further agrees that it will continue at all times during the term of this Agreement to discharge its duties as the general partner of the Partnership as above described, and that it will comply with all laws, rules, and regulations of any governmental authority or agency materially applicable to the transactions contemplated by this Agreement, and that it will perform in accordance with the standards of care set forth in this Section 5.1(b) and in this Agreement.

         5.2 Authority of Managing Partner. The General Partner shall have, subject to the control of the Partners to the extent (and only the extent) provided herein, supervision, direction and control of the business of the Partnership. Subject to the limitations and restrictions set forth in this Agreement, the General Partner shall act on behalf of the Partnership in all matters affecting the management and supervision of the Partnership and its business affairs, and shall have all rights and powers generally conferred by law or otherwise necessary, advisable or consistent therewith. Without limiting the scope of the foregoing, the Partners agree and acknowledge that it is their intention and desire to confer upon the General Partner, to the fullest extent permissible under the Act and other provisions of applicable law, and subject only to the express limitations set forth in Section 5.3, full power and authority relative to any and all matters relating to or affecting the Partnership and its affairs.

            Notwithstanding any provision of this Agreement, including without limitation Section 5.3, any Person dealing with the Partnership may rely (without duty of further inquiry) upon a certificate signed by the General Partner as to:

            (a) The identity of the General Partner or any Partner;

            (b) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the General Partner or which are in any other manner germane to the affairs of the Partnership;

            (c) The Persons who are authorized to execute and deliver any instrument or document of the Partnership; or

            (d) Any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

         5.3 Limitations on Rights and Powers. Except by the unanimous consent of the Partners, the General Partner shall not have authority to:

            (a) Require additional Capital Contributions to be made to the Partnership in addition to the Capital Contributions required to be made pursuant to Section 2.2;

            (b) Enter into or commit to any agreement, contract, commitment or obligation on behalf of the Partnership obligating the Limited Partner to contribute additional capital, to make or guarantee a loan or to increase the Partner's liability either to the Partnership or to third parties;

            (c) Cause the Partnership to make any borrowings, incur any debt (except for liabilities, other than borrowings, incurred in the ordinary course of business), or assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for obligations of any other Person;

            (d) Receive or permit any Partner or Affiliate of a Partner to receive any fee or rebate except as set forth in Section 5.5, or to participate in any reciprocal business arrangements that would have the effect of circumventing any of the provisions of this Agreement;

            (e) Materially alter the business of the Partnership;

            (f) Do any act in contravention of this Agreement;

            (g) Possess Property, or assign rights in specific Property, for other than a Partnership purpose; or

            (h) Admit any Person as a Partner, except pursuant to Sections 8.1, 8.2, 8.6, 9.1 or 9.5.

Except as expressly provided in this Agreement, no action specified on the attached Exhibit B shall be taken by the General Partner without the prior written approval of the Partners.

         5.4 Project Acquisition.

            (a) In order for any Qualifying Project to be contributed to or acquired by the Partnership, and before the Limited Partner shall be required to make any Capital Contribution for such a Qualifying Project under Section 2.2(b), the General Partner shall submit to the Investment Committee for its approval (i) all of the items listed on the acquisition checklist attached as Exhibit C, to the extent reasonably available, and (ii) a pro-forma budget in the form attached as Exhibit F (as so approved, the "Acquisition Pro-Forma Budget"). The General Partner's proposal shall include a recommendation whether the Partnership should acquire the Qualifying Project directly or through a subsidiary at least 99% of which is owned directly or indirectly by the Partnership, and the reasons why, together with draft documentation for the organization of the proposed subsidiary, if applicable. The structure, ownership and documentation of the subsidiary, if applicable, shall be subject to approval by the Limited Partner, not to be unreasonably withheld. The Investment Committee may also determine to acquire a Qualifying Project or Qualifying Projects through the use of subsidiaries of the Partnership; provided, however, that the General Partner must approve in advance the structure, ownership and documentation of such subsidiaries.

            (b) If a Qualifying Project is submitted to the Investment Committee for approval for acquisition prior to the receipt by the Investment Committee of all of the items on the Acquisition Checklist, or prior to the satisfaction of the conditions set forth in Section 5.4(a) above, the Qualifying Project may be acquired by a single member limited liability company formed by a PSA Affiliate that is treated for income tax purposes as a disregarded entity and has no assets, liabilities or business, other than its ownership of such Qualifying Project. The Investment Committee may approve the Qualifying Project for acquisition no later than the earlier to occur of thirty (30) days (as such date may be extended with the consent of all members of the Investment Committee and provided that such date, in any event, is within the Acquisition Period) after:
(i) the receipt by the Investment Committee of any insufficient or previously omitted items in the Acquisition Checklist and the satisfaction of the other conditions set forth in Section 5.4(a) above and (ii) the receipt by the Investment Committee of written notice from the General Partner that the insufficient or previously omitted items in the Acquisition Checklist are not reasonably available. If the Investment Committee approves the Qualifying Project for acquisition during such period, then the Partnership shall accept, in lieu of a deed, a transfer of all ownership interests in that limited liability company, provided that the General Partner and PSA, jointly and severally, agree to indemnify the Limited Partner against any loss or liability to the Partnership that is attributable to that limited liability company and that would not have been incurred by the Partnership if the Qualifying Project had been acquired and held directly by the Partnership, rather than through the limited liability company, and provided further that the transfer is effected pursuant to an agreement in form and substance satisfactory to the Limited Partner. If the Investment Committee does not approve the Qualifying Project for acquisition during such period, or if the Qualifying Project is not acquired by the Partnership during such period, despite the exercise by General Partner of its reasonable best efforts to provide such missing or insufficient items or satisfy such conditions, the General Partner shall be deemed to have rejected such Qualifying Project and the Partnership shall have no interest in such Qualifying Project or in such single member limited liability company; provided, however, that if the General Partner delivers notice to the Investment Committee pursuant to clause (ii) above, the rejection of, or the failure to acquire, such Qualifying Project shall not constitute a rejection for purposes of Section 6.2(c) below.

            (c) An environmental assessment report for each Qualifying Project shall be prepared by a third-party consultant acceptable to the Partners and, if such Qualifying Project is approved for acquisition by the Investment Committee, shall be paid for by the Partnership under a scope of work acceptable to the Partnership. In addition, a physical inspection report for each Qualifying Project shall be prepared by PSA under a scope of work acceptable to the Partnership; provided, however, that (i) upon the request of the Limited Partner, the physical inspection report shall be prepared by a third-party consultant acceptable to the Partners and, if such Qualifying Project is
approved  for  acquisition  by  the  Investment   Committee,   such  third-party
consultant shall be paid by the Partnership; provided, however, that the Partnership shall only be responsible for the costs of the physical inspection report up to $5,000, with any excess being paid for by the Limited Partner; or
(ii) upon the request of the General Partner, the physical inspection report shall be prepared by a third-party consultant acceptable to the Partners and such third party consultant shall be paid by the Partnership. The General Partner shall provide to the Limited Partner's advisor and attorneys, promptly upon receipt by the General Partner drafts of the acquisition agreement, title commitment, an ALTA as-built survey, documents of record and all other items set forth on Exhibit C. The General Partner shall use its reasonable best efforts to deliver such items to the Limited Partner's advisor and attorneys at least 15 days prior to the expiration of the due diligence period with respect to such Qualifying Project.

            (d) Draft copies of the deed into the Partnership and the closing statement shall be furnished to the Limited Partner promptly upon receipt. A copy of the final closing statement for the acquisition and the final deed into the Partnership shall be furnished to the Limited Partner's advisor and attorneys within three days and 30 days, respectively, after payment of the Capital Contribution for a Project. Copies of the final title policy in the amount of the purchase price of a Project shall be furnished promptly after receipt from the title company, and, in any event, within thirty (30) days of closing.

            (e) All phases of selection and acquisition of Qualifying Projects, and renovation or repair of Projects shall be carried out by employees of PSA Affiliates and independent contractors engaged by the General Partner for and on behalf of the Partnership. The General Partner and the Limited Partner shall attempt, to the extent feasible, to develop an approved list of engineers, environmental and other consultants for the Qualifying Projects. PSA Affiliates shall be responsible for arranging, supervising and coordinating all activities, purchases and services associated with the acquisition of each Qualifying Project which is or is to become a Project including, without limitation, the following:

            (i) Review and analysis of the suitability for the Partnership of each Qualifying Project;

            (ii) Negotiation and documentation of the terms of each acquisition of a Qualifying Project;

            (iii) Conduct of such "due diligence" and obtaining of such studies, reports and approvals as are required in connection with the prospective acquisition of each property, including a review and studies, reports and approvals, as required, as to soils, environmental issues, including mold, seismic issues, flood zone, permits and licenses, title and survey matters, zoning and other land use issues, the physical condition of the improvements and review of the standard lease form and construction and operating history;

            (iv) Negotiation and closing of the acquisition of each Qualifying Project;

            (v) Coordination with contractors regarding costs and performance of renovations;

            (vi) Negotiation and preparation for execution by the Partnership, or for the account of the Partnership, by PSA Affiliates of contracts for renovation and other contracts for the supply of services and/or materials necessary to perform and complete the renovation of each Project;

            (vii) Negotiation, preparation and execution of all change orders relating to renovation work;

            (viii) Review and approval of applications for payment submitted by contractors in connection with the renovation of each Project and maintenance of accurate and complete books of account and other records relating thereto;

            (ix) Performance of normal business functions of an owner of property in administering all aspects of the renovation, maintenance and repair of each Project (including property acquisition);

            (x) The engagement of such independent contractors and professional firms including, but not limited to, inspectors, construction firms, architects, environmental and other consultants, engineers and attorneys, as may be required or appropriate in connection with the foregoing, it being understood and agreed that virtually all of the activity described above in this Section 5.4 will be undertaken by independent contractors and firms whose charges will be borne as provided in this Agreement.

            (f) In the event that a Qualifying Project is contributed to the Partnership by a PSA Affiliate, such PSA Affiliate shall assign all of its rights under the acquisition agreement relating to such Qualifying Project, and any related agreements, to the Partnership in connection with such contribution.

         5.5 Compensation and Reimbursement. Subject to the limitations provided herein, PSA Affiliates shall be entitled to receive the following compensation and reimbursement from the Partnership:

            (a) The Partnership shall enter into the Management Agreement in the form attached as Exhibit D (provided that in the event of any conflict between the Management Agreement and this Agreement, this Agreement shall prevail) relative to the operation and management of each Project, pursuant to which PSA Affiliates shall be entitled to receive a management fee equal to 6% of gross operating revenues received by the Partnership from each Project (not including revenue earned pursuant to the Master Lease Agreement referred to in Section 5.5(e) below or any revenue earned with respect to truck rental operations undertaken at the Projects) and to the reimbursement of costs in accordance with
Section 13.3(c) of this Agreement;

            (b) In connection with the acquisition of each Qualifying Project, PSA Affiliates shall be entitled to reimbursement for Acquisition Costs and PSA Affiliates Operating Costs as and to the extent provided in Section 2.2;

            (c) PSA Affiliates shall be entitled to reimbursement, on submission of an itemized account, of all sums paid to unaffiliated Persons for goods and materials for the direct benefit of the Partnership;

            (d) PSA Affiliates shall be entitled to reimbursement for the direct personnel cost (without overhead) for tax preparation and other services provided for the conduct of the Partnership's affairs, including preparation of reports to the Limited Partner, as distinguished from acquisition, development, operation and management of the Projects, provided such cost does not exceed the amount the Partnership would be required to pay other Persons not affiliated with the General Partner for comparable services; and

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

            (e) The Partnership shall enter into the Master Lease Agreement in the form attached as Exhibit E relative to the lease of space to the General Partner or its Affiliate in the Projects for retail storage related uses involving the general public and self-storage tenants.

Except as expressly provided for in this Section 5.5 or otherwise approved by the Partners, no payment shall be made by the Partnership to a PSA Affiliate for services of such PSA Affiliate or any officer or employee thereof.

         5.6 Hazardous Materials.

            (a) The General Partner shall use its reasonable best efforts to keep and maintain the Property in compliance with, and to not cause, and shall use its reasonable efforts to not permit, the Property to be in violation of, any Hazardous Materials Laws. The General Partner shall not use, generate, manufacture, store or dispose of on, under or about the Property or transport to or from the Property (and shall use its reasonable efforts not to permit anyone else to do any of the foregoing) in violation of any Hazardous Material Laws.

            (b) The General Partner shall immediately advise the Partners in writing of (i) any and all enforcement, cleanup, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any Hazardous Materials Laws of which actions the General Partner has actual knowledge; (ii) all claims made or threatened by any third party against the Partnership or any Partner or the Property relating to damage, loss or injury resulting from, or contribution, cost recovery or compensation for, any Hazardous Materials, of which claims the General Partner has actual knowledge (the matters set forth in clauses (i) and (ii) above are collectively referred to in this Agreement as "Hazardous Materials Claims"); and (iii) the General Partner's actual knowledge of any occurrence or condition on any real property adjoining or in the vicinity of the Property that the General Partner knows could cause the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Hazardous Materials Laws.

            (c) Without the prior written approval of all Partners, the General Partner shall not take any remedial action in response to the presence of any Hazardous Materials on, under or about the Property, nor enter into any settlement agreement, consent decree other compromise in respect to any Hazardous Materials Claims; provided, however, that the prior approval of all Partners shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Property or if an imminent threat of material contamination to the Property exists which can only be prevented by immediate action, in the reasonable belief of the General Partner, either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not possible to obtain such Partners' approval before taking such action, provided that in such event the General Partner shall notify all Partners as soon as practicable of any action so taken. All Partners agree not to withhold their approval, where approval is required under this Agreement, if either (i) a particular remedial action is ordered by a court of competent jurisdiction, or
(ii) the General Partner establishes to the satisfaction of the Partners that there is no reasonable alternative to such remedial action which would result in less impairment of the value of the Property.

      6. ACTION BY PARTNERS; INVESTMENT COMMITTEE

         6.1 Action by Partners. No annual or regular meetings of the Partners are required to be held. However, meetings of the Partners may be held if called by the General Partner or any Partner upon at least four Business Days' prior written notice. Any consents required of the Partners hereunder shall be in writing and shall be filed by the General Partner with the books and records of the Partnership.

         6.2 Investment Committee.

            (a) The Partnership shall have an investment committee (the "Investment Committee") which shall consist of three members, two of whom shall be appointed by the Limited Partner as its representatives and one of whom shall be appointed by the General Partner as its representative. Initially, the Limited Partner appoints [Person A] and [Person B] and the General Partner appoints Harvey Lenkin, as the members of the Investment Committee. In the event of the death or resignation of any member of the Investment Committee or the removal of any member of the Investment Committee by the Partner who appointed the same, the Partner originally appointing such member of the Investment
Committee shall have the right to appoint his or her successor as its representative.

            Meetings of the members of the Investment Committee shall be held by conference telephone or at the principal executive office of the Partnership or another appropriate and convenient location designated by the General Partner. Meetings may be called at any time by the General Partner or by any member of the Investment Committee upon at least seven Business Days' prior written notice. Alternatively, any action requiring approval or consent of the Investment Committee may be taken in writing, executed by any two of the three members of the Investment Committee, provided one of the two members is the General Partner's representative. Any action requiring approval or consent of the Investment Committee will be deemed to mean approval or consent by a majority of the Investment Committee members.

            (b) Subject to Section 6.2(c), in the event that any PSA Affiliate (other than a Hughes Affiliate) desires to acquire a Qualifying Project during the Acquisition Period, then the General Partner shall afford the Partnership the first right and opportunity to acquire and own the proposed Qualifying Project on the terms and conditions set forth in this Agreement. During the Acquisition Period, neither the Limited Partner, nor any of its Affiliates, shall directly or indirectly acquire a Qualifying Project, other than (i) through the Partnership; (ii) through open-ended co-mingled funds with a primary focus that is not self-storage where neither the Limited Partner nor any of its Affiliates has investment discretion; (iii) through an investment in a portfolio that, in the form it is offered to the Limited Partner, includes no more than 10% self-storage properties by value; or (iv) through noncontrolling interests in publicly-traded securities.

            (i) In such case, the General Partner shall provide to the members of the Investment Committee a detailed description of the Qualifying Project, including the materials described in Section 5.4(a), any costs for which the General Partner's Capital Account is to be credited under
         Section 2.2(a)(iii), an Acquisition Pro-Forma Budget in the form attached as Exhibit F and such other pertinent information as the

         Investment Committee shall reasonably request. Upon receipt thereof, the Investment Committee shall have the option, to be exercised within 30 days, to give approval for the Qualifying Project to be acquired by the Partnership as a Project; provided that if the materials provided by the General Partner are incomplete or conditions remain unsatisfied, the Investment Committee shall proceed in accordance with Section 5.4(b).

            (ii) In the event the Investment Committee shall not timely elect to, or elects not to, have the Qualifying Project included as a Project subject to the terms of this Agreement, PSA Affiliates shall be free to acquire such Qualifying Project outside of the Partnership, in which event the Partnership and the Limited Partner shall have no further rights or interests therein. In the event there shall be a 10% or greater reduction in the aggregate costs of such Qualifying Project (as compared to the information submitted under Section 6.2(b)(i)) or any other material change in the information submitted under Section 6.2(b)(i), then the Qualifying Project shall be resubmitted to the Investment Committee pursuant to this Section 6.2(b).

            (c) The Partnership's first right to acquire Qualifying Projects under Sections 1.7(b) and 6.2(b) shall terminate if the General Partner shall have presented to the Investment Committee three or more consecutive submissions of Qualifying Projects (or portfolios of Qualifying Projects) that involve aggregate Acquisition Costs of $50,000,000 or more, each of which has a Yield of 8% per year or more, and the Investment Committee shall have elected not to approve such Qualifying Projects (or portfolios) as Projects pursuant to this Agreement. Notwithstanding the foregoing, in the event that (i) the Investment Committee rejects a Qualifying Project proposed by the General Partner because the General Partner failed to provide certain items on the Acquisition Checklist which the Limited Partner determined to be material, or (ii) the Qualified Project is not acquired by the Partnership from a PSA Affiliate under Section 5.4(b) because of the General Partner's failure to provide (or the insufficiency of) items on the Acquisition Checklist, or to otherwise satisfy the conditions of Section 5.4(a), all as provided in Section 5.4(b), then such Qualifying Project shall be excluded from the determination in the preceding sentence.

            (d) The General Partner shall prepare and submit a Business Plan to the Investment Committee on or before November 15 of each Fiscal Year that shall apply to the twelve-month period beginning on January 1 of the subsequent Fiscal Year. The Annual Business Plan shall include an estimated budget for each Project for the subsequent Fiscal Year and a report aggregating all such information for all Projects.

            (e) The General  Partner shall provide to the  Investment  Committee any report that any member might reasonably request, if available without significant cost or effort, including, but not limited to, analyses of the Properties and the market, market rent surveys, tenant traffic reports, tenant turnover statistics, tenant demographic profiles, projected market values, projected income and expense statements, projected cost breakdowns and cash flow analyses, summaries of the overall plan of operations and contemplated transactions, insurance coverages and the like applicable to the Properties.

      7. BOOKS AND RECORDS; FISCAL MATTERS

         7.1 Books and Records. The Partnership shall keep adequate financial books and records in accordance with generally accepted accounting principles. The books and records shall be kept at the principal executive office of the Partnership and shall set forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Partnership. Any Partner or its designated representative shall have the right, at any reasonable time during ordinary business hours, to have access to and inspect and copy the contents of any of the Partnership's books and records (financial or otherwise) and records of any PSA Affiliates relating to the Projects. The Partnership shall not, without the consent of the Partners, which shall not be unreasonably withheld or delayed, vary the Partnership's accounting methods, change its Fiscal Year or make other major decisions with respect to treatment of various transactions for bookkeeping or accounting purposes.

         7.2 Reports. The General Partner shall furnish to each Partner, at the expense of the Partnership, such statements and reports of the Partnership as the Partners may determine or which may be required under the Act, including the following:

            (a) within 25 days of the end of each month, operating statements for each of the Projects for such month, including occupancy reports, a consolidated operating statement of the Projects for that month and a statement detailing Partnership investment of funds;

            (b) within 40 days of the end of each of the fiscal quarters of each Fiscal Year, a balance sheet, a profit and loss statement, a statement of cash flows and a statement of changes in partner's capital accounts, which statements need not be audited but shall be prepared in accordance with generally accepted accounting principles (except that quarterly statements need not include footnotes), and shall be certified as fairly presenting the financial results by the chief financial officer of the General Partner;

            (c) within 40 days of the end of each of the fiscal quarters of each Fiscal Year, a report setting forth the variance between the Project operating budget and actual results on a Project and consolidated basis;

            (d) within 90 days of the end of each Fiscal Year, audited financial statements of the Partnership for such Fiscal Year certified by such so-called "Big Four" firm of independent public accountants as may be approved by the Investment Committee for the term of the Partnership, provided that the Partnership shall only pay such firm an amount equal to what would be charged by Ernst & Young LLP for comparable services with the balance, if any, paid by the Limited Partner which shall receive no credit in connection with the Partnership for such payment; and

            (e) within 40 days of the end of each of the fiscal quarters of each Fiscal Year, (1) a quarterly trial balance report for each Project individually and on a consolidated basis and (2) an electronic report of quarterly activity for each Project.

         Examples of the reports required by Section 7.2(a), (b), (c) and (e) are attached hereto as Exhibit M.

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

         7.3 Tax Information. The General Partner shall cause the Partnership accountants to prepare and file on a timely basis all income and other tax returns of the Partnership. The General Partner shall have the accounting firm that audits the Partnership's financial statements review and sign as preparer the Partnership's Federal and state income tax returns; provided that the Partnership shall only pay such firm an amount equal to what would be charged by Ernst & Young LLP for comparable services with the balance, if any, paid by the Limited Partner which shall receive no credit in connection with the Partnership for such payment. The General Partner shall submit such Federal income tax returns to the Limited Partner for the Limited Partner's review at least ten Business Days before filing such returns. The General Partner shall furnish to the Limited Partner a copy of such return, together with any schedules or other information which each Partner may reasonably require in connection with such Partner's own tax affairs within 90 days of the end of each Fiscal Year.

         7.4 Fiscal Year. The Fiscal Year of the Partnership shall be the calendar year.

         7.5 Tax Matters Partner. The General Partner is hereby designated by the Partners as, and shall be specifically authorized to act as, the "Tax Matters Partner" under the Code and in any similar capacity under state or local law, and to expend Partnership funds for professional services and costs associated therewith.

         7.6 Tax Elections Made by Managing Partner. The General Partner on behalf of the Partnership may make any and all elections for tax purposes with respect to the Partnership, with the consent of the Limited Partner, which consent will not be unreasonably withheld or delayed. At the request of any Partner, the Partnership will make an election under Code Section 754

         7.7 Taxation as a Partnership. The Partners will use their reasonable best efforts to cause the Partnership to be treated as a partnership for income tax purposes.

         7.8 Avoidance of Unrelated Business Taxable Income. The General Partner acknowledges that the Limited Partner generally expects to be exempt from federal income taxes, and wishes to avoid receipt of income that otherwise would be considered unrelated business taxable income. Accordingly, the General Partner shall use its reasonable best efforts to conduct the Partnership's operations at all times in a manner that will avoid subjecting the Limited Partner or any Affiliate to regular corporate income tax or to tax on "unrelated business taxable income" under Section 511 of the Code. In furtherance of the foregoing (and not in limitation thereof), notwithstanding any other provision herein to the contrary, absent specific written approval of the Limited Partner, the Partnership shall conduct its operations in accordance with the following provisions at all times:

            (a)  The   Partnership's   business  shall  be  limited  to  owning,
operating, and disposing of the Projects. The Partnership shall not engage in any other business activities.

            (b) The Partnership shall not incur or continue any "acquisition indebtedness" as defined in Section 514 of the Code.

            (c) The Partnership shall be a lessor of personal property only if the rents attributable to such personal property are an incidental amount of the total rents received or accrued under a lease of real property within the meaning of Section 512(b)(3)(A)(ii) of the Code.

            (d) The Partnership's lease agreements shall not provide for rents that depend in whole or in part on the income or profits derived by any Person from the leased property.

            (e) The Partnership shall not provide services to lessees of the Property, other than services that are usually or customarily rendered in connection with the rental of space for occupancy only.

            (f) The Partnership shall not hold property primarily for sale to customers in the ordinary course of business or hold stock in trade or property of a kind which would be included in inventory if on hand at the close of its taxable year.

            (g) Any sales of locks, boxes, packing or other such materials at any Project, or any trucks rentals from any Project, will be performed by a PSA Affiliate under the Master Lease Agreement (and a PSA Affiliate will reinsure policies issued to tenants to protect goods stored by the tenants); no such revenue will be earned by or reported by the Partnership.

      8. TRANSFER OF INTERESTS

         8.1 Transfer of Interest of General Partner. The General Partner shall not Transfer all or any portion of its Interest in the Partnership except in connection with the merger or reorganization of the General Partner into another entity or the transfer of all or substantially all the assets of, or ownership in, the General Partner or the assumption of the rights and obligations of the General Partner by another entity in connection with any such transaction. Notwithstanding the foregoing, the General Partner, shall, at all times, be controlled by PSA. As used in this Section 8.1, the term "control" (including the term "controlled by") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         8.2 Transfer of Interest of Limited Partner. The Limited Partner shall not Transfer all or any portion of its Interest unless all of the following conditions are satisfied, in which event the transferee of such Interest shall be admitted as a Limited Partner:

            (a) Such transfer is approved by the General Partner and each Partner.

            (b) The transferor and transferee shall execute and deliver to the Partnership such documents and instruments of transfer as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement as a Partner and that the Transfer shall not constitute a default under any other agreement to which the Partnership is a party. In all cases, the Partnership shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

            (c) The transferor shall furnish to the Partnership an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Partnership, that the Transfer will not cause the Partnership to terminate for federal income tax purposes or result in a "change of ownership" as that term is defined by applicable property tax law, and that such a termination or change in ownership will not have a significant adverse effect on the Partnership or its remaining Partners.

            (d) The transferor and transferee shall furnish the Partnership with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Interest transferred, and any other information reasonably necessary to permit the Partnership to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Partnership shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Interest until it has received such information. (e) Either (i) such Transfer shall be registered under the Securities Act of 1933, as amended, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be satisfactory to the Partnership, to the effect that such Transfer is exempt from all applicable registration and qualification requirements and that such Transfer will not violate any applicable laws regulating the sale of securities.

         8.3 Prohibited Transfers. Any purported Transfer of an Interest not satisfying the requirements of Section 8.1 (in the case of the General Partner) or of Section 8.2 (in the case of the Limited Partner) shall be null and void and of no effect whatever; provided that, if the Partnership is required by proper authority to recognize a Transfer not satisfying the requirements of
Section 8.1 (in the case of the General Partner) or Section 8.2 (in the case of the Limited Partner), the Interest transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy any debts, obligations or liabilities for damages that the transferor or transferee of such Interest may have to the Partnership. Except as otherwise required under the Act, such transferee shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, and shall not have any of the rights of a Partner under the Act or this Agreement until such time, if at all, that it is admitted as a Partner. In the case of a Transfer or attempted Transfer of an Interest that is not a permitted Transfer, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Partnership and all Partners from all cost, liability and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and attorneys' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

         8.4 Representations; Legend. Each Partner hereby represents and warrants to the Partnership and the Partners that such Partner's acquisition of an Interest hereunder is made as principal for such Partner's own account and not for resale or distribution of such Interest. Each Partner further hereby agrees that the following legend may be placed upon any counterpart of this Agreement, or any other document or instrument evidencing ownership of
Interests:

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                           The Interest represented by this document has not
         been registered under any securities laws and the transferability of such Interest is restricted. Such Interest may not be sold, assigned or transferred, nor will any assignee, vendee, transferee or endorsee thereof be recognized as having acquired any such Interest by the issuer for any purposes, unless (i) a registration statement under the Securities Act of 1933, as amended, with respect to the transfer of such Interest shall then be in effect and such transfer has been qualified under all applicable state securities laws, or (ii) the availability of an exemption from such registration and qualification shall be established to the satisfaction of counsel to the Partnership.

                           The Interest represented by this document is subject to restriction as to its sale, transfer, hypothecation or assignment as set forth in the Limited Partnership Agreement of PSAF Acquisition Partners, L.P. and agreed to by each Partner. Said provision restricts, among other things, the right of any transferee to become a Partner. Said Agreement further provides for an option to purchase the Interest represented by this document under certain circumstances described therein.

         8.5 Distributions and Allocations in Respect to Transferred Interests. If any Interest is sold, assigned or transferred during any accounting period in compliance with the provisions of this Section 8, Profits, Losses, each item thereof and all other items attributable to the transferred Interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Code Section 706(d), using any conventions permitted by law and selected by the transferring Partners. All distributions on or before the date of such transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Partnership shall recognize such transfer not later than the end of the calendar month during which it is given notice of such transfer, provided that if the Partnership does not receive a notice stating the date such Interest was transferred and such other information as the General Partner may reasonably require within 30 days after the end of the accounting period during which the transfer occurs, then all of such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Partnership, on the last day of the accounting period during which the transfer occurs, was the owner of the Interest. Neither the Partnership, the General Partner nor the Partners shall incur any liability for making allocations and distributions in accordance with the provisions of this
Section 8.5, whether or not the Partnership, the General Partner or the Partners have knowledge of any transfer of ownership of any Interest.

         8.6 Right to Transfer to Affiliates. Notwithstanding anything herein to the contrary, both the General Partner and Limited Partner shall have the right to Transfer their Interests to an Affiliate, provided that such Transfer shall not relieve such Partner of its obligations under this Agreement, and in the case of such a Transfer by the General Partner, the successor Affiliate may, at the General Partner's election, be admitted as a replacement or additional general partner upon complying with the requirements of Section 8.2(b)-(e).


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

      9. OPTIONS TO PURCHASE

         9.1 General Partner's Option to Purchase. The General Partner shall have the right and option (but not the obligation) to purchase all (but not less than all) of the Interest of the Limited Partner on the terms and conditions set forth in this Section 9 (or cause the Partnership to make such purchase and, in that case, to supply or arrange for the required funding to permit such purchase). The option granted pursuant to this Section may be exercised by the General Partner by delivery of a notice (the "General Partner Purchase Notice") to the Limited Partner at any time within the six month period commencing on the date 54 months after the Effective Date (the date the General Partner Purchase Notice is delivered will be the "Purchase Notice Date"). If the General Partner exercises its option and the General Partner determines that it does not wish to continue to hold an ownership interest in certain of the Projects, the Partner agree to cooperate to have the Partnership dispose of those Projects.

         9.2 Consideration. The purchase consideration payable by the General Partner to the Limited Partner shall be the Net Equity of the Limited Partner's Interest determined as set forth in Section 9.3 and shall be payable in cash. If the Limited Partner's Net Equity with respect to the Interest purchased, combined with all prior distributions received by the Limited Partner, would produce a Shortfall, the General Partner shall contribute cash equal to the amount of the Shortfall to the Partnership, which the Partnership shall distribute to the Limited Partner as a guaranteed payment as provided in Section 10.3.

         9.3 Determination of Net Equity. The Net Equity of the Limited Partner's Interest to be purchased shall be determined, without audit or certification, from the books and records of the Partnership by the firm of independent public accountants regularly employed by the Partnership. The Net Equity of the Limited Partner's Interest to be purchased shall be determined within 15 days after such accountants are apprised in writing of the Fair Market Value of the Property, and the amount of such Net Equity shall be disclosed to the Partners by written notice. The Net Equity determination of such accountants shall be final and binding in the absence of manifest error.

         9.4 Determination of Fair Market Value. The Fair Market Value of the Property shall be determined as follows:

            (a) The General Partner shall provide the Limited Partner its estimate of the value of the Property with the General Partner Purchase Notice. If the Limited Partner does not provide the General Partner with an approval of the estimate of value within 45 days of receiving the General Partner's estimate of value of the Property, then such value shall be deemed to be rejected as its Fair Market Value.

            (b) If the Limited Partner rejects or, pursuant to clause (a) above, is deemed to reject the General Partner's estimate of value, then the General Partner shall engage an Appraiser (the "First Appraiser"). The First Appraiser's engagement shall require the Appraiser to determine the Appraised Value of the Property, and to submit such appraisal and determination to each of the General Partner and the Limited Partner within 60 days of engagement.

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

            (c)  Within  20  days   after   receipt   of  such   appraisal   and
determination, the Limited Partner shall notify the General Partner and the First Appraiser as to whether it accepts or rejects the Appraised Value of the Property. If the Limited Partner rejects the Appraised Value of the First Appraiser, it shall engage another Appraiser (the "Second Appraiser") and include its name in the notice of rejection. In the absence of acceptance of the Appraised Value prepared by the First Appraiser, the Limited Partner shall be deemed to have rejected the Appraised Value as determined by the First
Appraiser. If the Limited Partner accepts the Appraised Value of the First Appraiser, then such value shall be deemed the Fair Market Value.

            (d) The Second Appraiser's engagement shall require the Appraiser to determine the Appraised Value of the Property, and to submit such appraisal and determination to each of the General Partner and the Limited Partner within 60 days of engagement.

            (e) If the lower of the Appraised Values determined by the First and Second Appraisers is at least 90% of the higher of those two Appraised Values, then the Fair Market Value shall be the average of those two Appraised Values. If the difference between the Appraised Values is greater than 10%, then the First Appraiser and the Second Appraiser shall engage another Appraiser (the "Third Appraiser") to determine the Appraised Value of the Property, and to submit such appraisal and determination to each of the General Partner and the Limited Partner within 60 days of engagement.

            (f) If a Third Appraiser is so engaged, the average of the highest Appraised Value and the lowest Appraised Value shall be determined. If the remaining Appraised Value (the Appraised Value that is in between the highest and the lowest) is no more than 5% greater than, and no more than 5% less than, the average of the highest and the lowest, the Fair Market Value shall be the average of the highest and lowest Appraised Values. If the middle Appraised Value is outside of that range, the Fair Market Value shall be the average of the two Appraised Values that are closest to each other.

            (g) All costs of any appraisal process shall be borne 50% by the General Partner and 50% by the Limited Partner.

            (h) Notwithstanding anything in this Section 9.4 to the contrary, the Fair Market Value of the Property shall be deemed to be the General Partner's estimate of the value of the Property in the General Partner Purchase Notice, provided (i) such estimate of value will result in amounts distributed to the Limited Partner under this Agreement (including any guaranteed payments made under Section 2.2(e)) equal to the sum of the Limited Partner's Capital Contributions and the aggregate Priority Return of the Limited Partner accrued from the Effective Date to a date 20 days after the General Partner Purchase Notice with the Priority Return for purposes of this Section 9.4(h) and Section
12.1 computed using monthly compounding at the monthly rate of one twelfth of 10% (the "Maximum Return") and (ii) the Limited Partner agrees that the General Partner's estimate of value will result in the Limited Partner receiving the Maximum Return, which agreement will not be unreasonably denied or delayed. If the parties are unable to reach such agreement, the matter will be arbitrated in accordance with Section 14.19.

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

         9.5 Closing. The closing of the purchase and sale of the Limited Partner's Interest shall occur at the principal executive office of the Partnership on a date and time mutually agreeable to the General Partner and the Limited Partner, which shall not be later than 20 days following the determination of the Fair Market Value. At the closing, the Limited Partner will deliver or cause to be delivered to the General Partner (i) appropriate assignments or other documents sufficient to transfer good and valid title to the Interest to be purchased, free and clear of all liens and encumbrances; and
(ii) such other documents as the General Partner or its counsel may reasonable request. At the closing, the General Partner will deliver or cause to be delivered to the Limited Partner, a wire transfer or bank cashier's check in the amount to which it is entitled hereunder.

         9.6 Limited Partner's Option to Purchase. In the event the General Partner shall fail to timely exercise the option to purchase set forth in
Section 9.1 above, the Limited Partner shall have the option to purchase from the Partnership any or all of the Properties on the terms and conditions set forth herein. The option granted pursuant to this Section may be exercised by the Limited Partner by delivery of a notice (the "Limited Partner Purchase Notice") to the General Partner at any time within the 180-day period commencing on the earlier to occur of (i) the day immediately following the expiration of the period during which the General Partner was entitled to exercise the option set forth in Section 9.1 or (ii) the day immediately following delivery of written notice from the General Partner to the Limited Partner waiving the General Partner's option. Such Limited Partner Purchase Notice shall specify those Properties which the Limited Partner elects to purchase. The Limited Partner shall not be entitled to deliver more than one Limited Partner Purchase Notice. In the event the Limited Partner Purchase Notice is delivered, the Properties designated therein shall be purchased by the Limited Partner on the terms and conditions of this Section 9, modified and supplemented as follows:

            (a) The purchase price of the designated Properties shall be their Fair Market Values;

            (b) The purchase price for the designated Properties shall be paid in cash, by wire transfer or bank cashier's check, at the closing; and

            (c) Closing costs and expenses shall be allocated 50% to the Limited Partner and 50% to the General Partner and items of income and expense shall be appropriately prorated as of the date of closing.

At any time during such 180-day period, the Limited Partner may deliver written notice to the General Partner of its intent not to exercise its option to purchase from the Partnership any or all of the Properties as provided herein. Upon receipt of such notice by the General Partner, the Partnership shall dissolve and commence winding-up and liquidating as set forth in Section 10.1.

      10. DISSOLUTION AND WINDING UP

         10.1 Liquidating Events. The Partnership shall dissolve and commence winding up and liquidating upon the first to occur of any of the following (a "Liquidating Event"):

            (a) The sale of all or substantially all of the Property;

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

            (b) The vote by the General Partner and 100% in Percentage Interest of the Partners to dissolve, wind up and liquidate the Partnership;

            (c) The failure of the General Partner to exercise the option to purchase provided in Section 9.1 by the end of the six-month period specified therein and the first to occur of (i) receipt by the General Partner of written notice from the Limited Partner of its intent not to exercise its option to purchase from the Partnership any or all of the Properties provided in Section
9.6 and (ii) the failure of the Limited Partner to exercise its option to purchase from the Partnership any or all of the Properties provided in Section
9.6 by the end of the 180-day period specified therein;

            (d) The occurrence of any of the events specified in Section 15681 of the Act; or

            (e) 5:00 p.m., Pacific time, December 31, 2018.

         The Partners hereby agree that, notwithstanding any provision of applicable law, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event.

         10.2 Winding Up. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. In such event, no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no General Partner, any Person elected by a majority in Percentage Interest of the Partners) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and Property and the Property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

            (a) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

            (b) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners; and

            (c) The balance, if any, to the Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods (other than distributions and contributions made pursuant to this Section 10.2(c) and deductions attributable thereto); provided, however, that if, prior to making distributions pursuant to this Section
10.2(c), the General Partner has a positive Capital Account and if the cumulative allocations to the Limited Partner, pursuant to Sections 3.1(a), 3.1(b), 3.4(a), and 3.4(b), were less than the sum of (A) the cumulative Priority Return accrued for the Limited Partner from the Effective Date to the date of liquidation less the amount of any guaranteed payments made pursuant to
Section 2.2(e), and (B) the cumulative Losses allocated to the Limited Partner pursuant to Section 3.2, an amount otherwise distributable to the General Partner pursuant to this Section 10.2(c) equal to the amount of such shortfall shall be deemed recontributed by the General Partner to the Partnership and shall be distributed to the Limited Partner as a guaranteed payment pursuant to
Section 2.2(e).

         10.3 Shortfall. If the distribution pursuant to Section 10.2 (or the purchase consideration payable pursuant to Section 9.2) would cause a Shortfall, the General Partner shall contribute cash equal to the amount of the Shortfall to the Partnership, the Partnership shall distribute that amount to the Limited Partner as a guaranteed payment.

         10.4 Compliance with Timing Requirements of Regulations. In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section 10 (taking into account Section 10.2) to the Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2), and (b) if a Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs and including contributions required pursuant to Section 10.3), such Person shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or any other Person for any purpose whatsoever. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Section 10 may be:

            (a) Distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement; or

            (b) Withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

         10.5 Rights of Partners. Except as otherwise provided in this Agreement each Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership.

      11. INDEMNIFICATION

         11.1 Indemnification. The Partnership shall indemnify and hold harmless the Partners, their Affiliates, the Limited Partner's advisor, and their respective officers, directors, employees, agents and principals (individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts (collectively, "Losses") incurred or suffered by them (solely to the extent that such Losses do not arise or result from the negligence or fault of such Indemnitee) arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee was involved or may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Partnership, excluding liabilities to any Partner, regardless of whether the Indemnitee continues to be a Partner, an Affiliate, or an officer, director, employee, agent or principal of the Partner at the time any such liability or expense is paid or incurred, to the fullest extent permitted by the Act and all other applicable laws; provided that such indemnity shall not extend to: (i) actions not taken by such Indemnitee in accordance with the standard of care in
Section 5.1(b) hereof, if applicable to such Indemnitee; (ii) actions not taken in good faith by any such Indemnitee and (iii) actions taken by the property manager (which is indemnified under the Management Agreement) in its capacity as such pursuant to the Management Agreement.

         11.2 Expenses. Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to Section 11.1 shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in Section 11.1.

         11.3 Indemnification Rights Nonexclusive. The indemnification provided by Section 11.1 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, vote of the Partners, as a matter of law or equity or otherwise, both as to action in the Indemnitee's capacity as a Partner, the General Partner, an Affiliate or an officer, director, employee, agent or principal of a Partner and as to any action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

         11.4 Errors and Omissions Insurance. The Partnership may purchase and maintain insurance, at the Partnership's expense, on behalf of the General Partner, the Partners and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or any expense that may be incurred by, such Person in connection with the activities of the Partnership and/or the General Partner's or the Partners' acts or omissions as the General Partner and Partners of the Partnership regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         11.5 Assets of the Partnership. Any indemnification under Section 11.1 shall be satisfied solely out of the assets of the Partnership. No Partner shall be subject to personal liability or required to fund or to cause to be funded any obligation by reason of these indemnification provisions.

      12. DEFAULTING EVENT REMEDIES

         12.1 Election to Purchase Defaulting Partner's Interest. In the event that a Partner becomes a Defaulting Partner, the nondefaulting Partner shall have the option to purchase the Interest of the Defaulting Partner in the

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

Partnership, with any such election to be made by the nondefaulting Partner giving notice of such election to the Defaulting Partner within 30 days after the nondefaulting Partner first discovers that the other Partner has become a Defaulting Partner (and so notifies the Defaulting Partner in writing). In the event that the General Partner is the Defaulting Partner and shall at that time be able to exercise the option to purchase the Interest of the Limited Partner under Section 9.1, then the General Partner can exercise its Section 9.1 option within 30 days after such notice, provided that (i) the consideration for the Limited Partner's Interest shall be an amount that, when taken into account with all prior distributions to the Limited Partner (including guaranteed payments), will cause the Limited Partner to have received the return of its Capital Contributions and an aggregate return accrued from the Effective Date to the date of payment computed at the Maximum Return (as defined in Section 9.4(h)), and (ii) the closing under Section 9.5 shall take place within 20 days following the date of exercise of such option.

         12.2 Purchase Price of Defaulting Partner's Interest. If either Partner becomes a Defaulting Partner, in the event that the nondefaulting Partner elects under Section 12.1 to purchase the Defaulting Partner's Interest, the purchase price of such Interest shall be 100% of the Adjusted Capital Contribution of the Defaulting Partner; provided, however, that the nondefaulting Partner shall receive a credit against such purchase price in the amount of any delinquent capital contributions due from the Defaulting Partner and any expenses of closing such purchase. This option to purchase the interest of the Defaulting Partner is deemed reasonable by the Partners and is intended to serve as agreed upon liquidated damages and not as a penalty, the amount of the actual damages suffered by the nondefaulting partner being difficult if not impossible to ascertain. In the event that the nondefaulting Partner elects under Section 12.1 to purchase the Defaulting Partner's Interest, then the Partnership shall not make any distributions on or before the closing of the purchase of such Interest, and any such distributions which would have been made to the Defaulting Partner shall be distributed to the nondefaulting Partner on or after the closing. At such time as the purchase price of the Defaulting Partner's Interest has been determined, the nondefaulting Partner shall give notice of the amount thereof to the Defaulting Partner and the closing shall be held on a date selected by the nondefaulting Partner within ten Business Days thereafter.

         12.3 Remedies Nonexclusive. The option of the nondefaulting Partner to purchase the Interest of the Defaulting Partner under Section 12.1 is not the exclusive remedy of the nondefaulting Partner, but it is merely cumulative of, and in addition to, any rights or remedies which the nondefaulting Partner or the Partnership may have at law or in equity against or with respect to such Defaulting Partner, provided that any recovery under this Agreement against a Defaulting Partner shall be limited to the Defaulting Partner's interest in the Partnership. Without limiting its right to seek and recover damages for the Defaulting Event, a nondefaulting Partner may at its option: (i) replace the Defaulting Partner's representative(s) on the Investment Committee with its own representative(s), provided that no purchase, sale or financing of Property, other than pursuant to Section 12.2, shall be taken except with the consent of the Partners, (ii) remove the General Partner, (iii) terminate the Management Agreement (Exhibit D) or (iv) apply to any Capital Contribution with respect to which the General Partner is in default the management fees otherwise payable to PSA Affiliates under the Management Agreement for a period of up to 120 days, during which the PSA Affiliates shall not terminate the Management Agreement for nonpayment of such management fees.

      13. REPRESENTATIONS AND WARRANTIES

         13.1 Representations and Warranties of the General Partner . The General Partner hereby represents and warrants to the Limited Partner and the Partnership that:

            (a) The General Partner is a duly organized and validly existing limited partnership in good standing under the laws of the State of Texas, duly qualified to do business in all states in which the General Partner is required to so qualify in order to legally perform its obligations hereunder, and has the requisite power and authority to enter into and carry out the terms of this Agreement;

            (b) All action required to be taken by the General Partner to consummate this Agreement has been taken by the General Partner and no further approval of any board, court or other body is necessary in order to permit the General Partner to consummate this Agreement;

            (c) Neither the execution and delivery of, nor the performance of, nor the compliance with, this Agreement has resulted (or will result) in any violation of, be in conflict with, invalidate, cancel or make inoperative interfere with, or constitute a default under, or result in the creation of any lien, encumbrance or any other charge upon the Partnership pursuant to any charter, bylaw, venture agreement, partnership agreement, trust agreement, mortgage, deed of trust, indenture, contract, agreement, permit, judgment, decree or order to which the General Partner is a party or by which the Partnership is bound, and there is no default and no event or omission has occurred which, but for the passing of time or the giving of notice, or both, would constitute a default on the part of the General Partner under this Agreement;

            (d) The General Partner has not received notice of any, and to the General Partner's actual knowledge there is no, action, proceeding or investigation pending or threatened (nor any basis therefor) which questions, directly or indirectly, the validity or enforceability of this Agreement as to the General Partner or which would materially and adversely affect the Partnership, and, to the General Partner's actual knowledge, no lien against the Project has arisen or exists under Federal or state tax or other laws, other than liens for current real property taxes and assessments not yet due and payable;

            (e) No representation, warranty or covenant of the General Partner in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

            (f) This Agreement has been duly executed by the General Partner and is and will remain a valid and binding agreement, enforceable in accordance with its terms;

            (g) (1) The General Partner has not received notice of any, and to the General Partner's actual knowledge there are no, judgments or decrees of $100,000 or more individually or in the aggregate of any kind against the General Partner unpaid or unsatisfied of record in any court of any city, county, state or of the United States; (2) the General Partner is not in the hands of a receiver and has not committed an act of bankruptcy and an order for relief has not been entered with respect to the General Partner; (3) there are

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no due and unpaid business license taxes of the General  Partner;  (4) there are no due and unpaid income, property or sales taxes of the General Partner which constitute a lien against the Partnership or any Project or could, with the passage of time, constitute such a lien, except the lien of any such taxes which are not yet due and payable; (5) the General Partner has received no notice of any alleged violation of, and, to the General Partner's knowledge, there is no violation by the General Partner of any Federal, state or local law, rule or regulation; except, in the case of (3), (4) or (5), where the existence of such condition, conditions, or violations, individually or in the aggregate, would have no material adverse effect on the business operations, assets or financial condition of the General Partner or Partnership; and

            (h) To the actual knowledge of the General Partner, the information provided to the Investment Committee by the PSA Affiliates with respect to each Qualifying Project is true, correct and complete in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

         13.2 Representations and Warranties of the Limited Partner. The Limited
Partner  hereby   represents  and  warrants  to  the  General  Partner  and  the
Partnership that:

            (a) The Limited Partner is duly formed, validly existing and in good standing under the laws of the [State of Incorporation of Limited Partner]; that it is not subject to any involuntary proceeding for the dissolution or liquidation thereof; that it has all requisite authorizations to enter into this Agreement with the General Partner and to consummate the transactions contemplated hereby; and that the parties executing this Agreement on behalf of the Limited Partner are duly authorized to so do.

            (b) No representation, warranty or covenant of the Limited Partner in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

         13.3 Agreements of the General Partner.

            (a) During the term of the Partnership, the Projects shall be operated and managed as an integral part of the PSA network of self-storage facilities, subject to the terms of the Management Agreement. Without limiting the foregoing, the General Partner covenants and agrees that the Projects will be managed in a reasonable commercial manner consistent with the management of other self-storage projects owned by PSA Affiliates; this will include (i) causing all rents and other charges with respect to the Projects to be at competitive rates within the local market, taking into account occupancy, location, the quality of the Project and all other relevant factors; (ii) operating the Projects in a manner so as to minimize expenses applicable thereto to the extent appropriate in the operation and promotion of first class self-storage projects and maximizing the long term net profits therefrom and the value thereof; and (iii) operating the Projects in a prudent and first class manner, with all appropriate action being taken to protect and preserve them (including appropriate repairs, maintenance, insurance coverage and the like).

            (b) The General Partner will insure and keep insured at all times all of the Projects (including the Partnership as a named insured) against loss or damage by fire and from other causes customarily insured against by companies engaged in similar businesses in such amounts as are usually insured against by such companies, and in any case as are adequate to provide reasonable protection against such loss or damage to the Projects. The General Partner also will maintain at all times (including the Partnership as a named insured) with financially sound and reputable insurers adequate insurance against loss or damage from such hazards and risks to the person and property of others as are usually insured against by companies operating businesses similar to the businesses of the Partnership. All such insurance shall be carried with financially sound and reputable insurers accorded a rating of "A-VI" or better by A.M. Best Company, Inc. (or a comparable rating by any comparable rating agency), provided that at least 75% of all coverage and the insurer with the risk of first loss in each category shall have a rating of "A-IX" or better. If the Partnership cannot obtain sufficient insurance which meets the above criteria, the General Partner will provide the Limited Partner with notice and will demonstrate that insurance cannot be obtained in accordance with the above criteria, in which case the requirement shall be reduced to "A-V" and "A-VIII," respectively. The sum of the deductible limit of all insurance coverage plus any amounts of self-insurance will not exceed $5,000,000 in the aggregate. A summary of insurance presently in force has been provided to the Limited Partner and is attached hereto as Exhibit L.

            (c) Expenses incurred in operating the Projects shall be allocated among the Projects on the same basis on which such expenses are allocated among all other projects owned by PSA Affiliates and in a manner generally consistent with prior practice as reflected in Exhibit J.

            (d) The General Partner shall allocate to the Partnership only such amount of the compensation of each project manager of a Project as is comparable to the compensation of project managers of similar sized self storage facilities in the same or similar market areas that do not include retail stores.

      14. MISCELLANEOUS

         14.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the Person or to an officer of the Person to whom the same is directed, or sent by facsimile transmission, by nationally recognized courier service or by first class mail, registered or certified, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Partners:

            (a) If to the Partnership, to the Partnership's principal executive office set forth in Section 1.4;

            (b) If to the Limited Partner, to:
                [addresses for notices to Limited Partner and representatives]

            (c) If to the General Partner, to:

                PS Texas Holdings, Ltd.
                c/o Public Storage, Inc.
                701 Western Avenue
                Glendale, CA 91201
                Attn:  Mr. Harvey Lenkin
                Fax: (818) 241-0627

         Any such notice shall be deemed to be delivered, given and received for all purposes as of (i) the first Business Day after it is so delivered or sent, if delivered personally or sent by facsimile transmission (with transmission confirmed), (ii) the first Business Day after delivered to a nationally recognized courier service, if sent by overnight delivery through such a courier service, or (ii) three Business Days after being deposited in the United States mail, if sent by registered or certified mail, postage and charges prepaid. Any Person may from time to time specify a different address by notice to the Partnership and the Partners.

         14.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors and permitted transferees and assigns.

         14.3 Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner. References in this Agreement to Sections are to Sections of this Agreement unless expressly indicated otherwise. "Including" means "including without limitation." "Or" is inclusive and includes "and."

         14.4 Time. Time is of the essence with respect to this Agreement.

         14.5 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         14.6 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

         14.7 Incorporation by Reference. Every exhibit attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

         14.8 Further Action. Each Partner, upon the request of the General Partner, agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

         14.9 Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

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

         14.10 Governing Law. The laws of the State of California shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the Partners.

         14.11 Waiver of Action for Partition. Each Partner irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Property.

         14.12 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

         14.13 Sole and Absolute Discretion. Except as otherwise provided in this Agreement, all actions which the Partners may take and all determinations which the Partners may make pursuant to this Agreement may be taken and made in their sole and absolute discretion.

         14.14 Entire Agreement. This Agreement and the exhibits hereto, which are incorporated herein by reference, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written.

         14.15 Attorneys' Fees. Should any litigation, arbitration or other action or proceeding be commenced among the parties hereto, the party or parties prevailing in such litigation, arbitration or other action or proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its or their attorneys' fees and costs in such litigation, arbitration or other action or proceeding which shall be determined by the court or arbitral tribunal therein or in a separate action brought for that purpose.

         14.16 Third Parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto any rights or remedies under or by reason of this Agreement.

         14.17 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

         14.18 Amendment and Modification. This Agreement may be amended or modified by unanimous consent of the Partners.

         14.19 Dispute Resolution. If any dispute or controversy among the parties hereto arises out of or relating to this Agreement or the enforcement, interpretation, performance or breach of this Agreement or as to any matters related to but not covered by this Agreement, the parties shall first consult together, at both the working and senior management levels, in good faith to find an amicable resolution of the dispute or controversy. If the parties cannot resolve the dispute or controversy by such consultation, it shall be finally resolved by binding arbitration to be held in the County of Los Angeles, State of California, under auspices of, and in accordance with, the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association.

There shall be an arbitral tribunal consisting of three neutral arbitrators selected according to the procedures set forth in the Rules and this Section, one of which shall be selected by the General Partner, one of which shall be selected by the Limited Partner, and the two arbitrators so selected shall mutually appoint a third arbitrator. If either of the first two arbitrators is not appointed within thirty (30) days of delivery of notice of demand for arbitration, the other party (or parties) shall select the arbitrator that was to be selected by such delinquent party (or parties). If the first two arbitrators fail to select the third arbitrator within thirty (30) days of their selection then, at the request of any party, the third arbitrator shall be selected by the Chief Judge of the United States District Court for the Central District of California (the "Court"). In any such arbitration proceedings, the arbitrators shall adopt and apply the provisions of the Federal Rules of Civil Procedure relating to discovery so that each party shall allow and may obtain discovery of any matter not privileged that is relevant to the subject matter involved in the arbitration to the same extent as if such arbitration were a civil action pending in the Court. The arbitrators may proceed to an award notwithstanding the failure of any party to participate in the proceedings. The arbitrators may issue decisions for interim, interlocutory, provisional or partial relief (e.g., temporary restraining orders, preliminary injunctions, orders to compel discovery, orders of attachment or protective orders) during the arbitration proceedings which may be enforced in any court of competent jurisdiction. The arbitrators may also grant appropriate relief at law or in equity, including removing the General Partner, in the event the General Partner (with the participation or acquiescence of its senior management) has been guilty of fraud, gross negligence, abuse of authority or misappropriation or waste of Partnership assets. The decision of a majority of the arbitrators shall constitute an arbitral award which is final, conclusive and binding on each party, and may be entered and shall be enforceable in any court of competent jurisdiction.

         14.20 Confidentiality. The Partners agree that the terms of this Agreement, any other agreements entered into in connection with the transactions contemplated hereby and the identities of the parties hereto and their parent companies are confidential and shall not be disclosed to any third party without the other party's prior written consent. The Partners also acknowledge that all information to be supplied by or on behalf of the General Partner to the
Investment Committee or the Limited Partner about Qualifying Projects is confidential, and shall not be disclosed to any third party (other than advisors to the Limited Partner for the sole purpose of advising the Limited Partner, but only to the extent that such advisors provide advance written acknowledgement and agreement satisfactory to the General Partner as to the confidential nature of the information) without the General Partner's prior written consent, which may be withheld in its sole discretion. The information referred to in the foregoing two sentences shall be collectively referred to herein as the "Confidential Information." Notwithstanding the limitations in the first two sentences of this Section 14.20, (1) any party may disclose Confidential Information if so required by law (including, without limitation, [law of
Limited Partner's state of incorporation] or to such party's attorneys, accountants and other professionals, subject to the professional duty not to disclose such Confidential Information unless required by law; provided however, that such party shall use reasonable best efforts to provide a copy of any such written request to the other party prior to such disclosure; and (2) each Partner (and each employee, representative, or other agent of such Partner) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of (i) the Partnership and (ii) any transactions described herein, and all materials of any kind (including opinions or other tax analyses) that are provided to the Partner relating to such tax treatment and tax structure. The authorization in clause (2) of the preceding sentence is not intended to permit disclosure of any other Confidential Information unrelated to the tax treatment and tax structure of the Partnership including (without limitation) (x) any portion of the Partnership documents or related materials to the extent not related to the tax treatment or tax structure of the Partnership, (y) the existence or status of any negotiations unrelated to the tax issues, or (z) any other term or detail not relevant to the tax treatment or the tax structure of the Partnership.

         14.21 Guarantees.

            (a) PSA hereby absolutely, irrevocably and unconditionally guarantees the due and punctual payment of any and all Capital Contributions required to be made by the General Partner hereunder, and the due and punctual performance and observance of and compliance with the covenants, agreements and obligations of the General Partner in Section 5.1(b) above.

            (b) The [Limited Partner affiliate], as agent for the System Trust Fund, a body corporate and govermental agency of the Limited Partner hereby absolutely, irrevocably and unconditionally guarantees the due and punctual payment of any and all Capital Contributions required to be made hereunder.

         IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first above set forth.

                                      GENERAL PARTNER:
                                      PS TEXAS HOLDINGS, LTD.

                                      By:  PS GPT Properties, Inc.
                                      Its: General Partner

                                      By:  /s/ John Reyes
                                           ------------------------------
                                           Name: John Reyes
                                           Its:  Senior Vice President


                                      LIMITED PARTNER:

                                           [SIGNATURE OF LIMITED PARTNER]
                                           ------------------------------

For purposes of Section 14.21 only:

PUBLIC STORAGE, INC.

By: /s/ John Reyes
   ------------------------
Name: John Reyes
Its:  Senior Vice President


LIMITED PARTNER:

[SIGNATURE OF LIMITED PARTNER affiliate]
----------------------------------------